Exhibit 10.28

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under 17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is made effective as of the 20th day of October, 2014, (the “Effective Date”) by and between TRION WORLDS, INC., a Delaware corporation (“Sublandlord”), and ACADIA PHARMACEUTICALS INC., a Delaware corporation (“Subtenant”) with reference to the following facts:

A. KILROY REALTY, L.P., a Delaware limited partnership (“Master Landlord”) and Sublandlord entered into that certain Office Lease dated August 8, 2012 (“Master Lease”), whereby Master Landlord leased to Sublandlord and Sublandlord leased from Master Landlord those certain premises consisting of (i) approximately 26,521 rentable square feet located on the third floor and approximately 12,459 rentable square feet located on the second floor (collectively “Phase I Premises”) and (ii) approximately 12,459 rentable square feet located on the second floor (“Phase II Premises”), for a total size of 51,439 rentable square feet (as re-measured from the originally stated 52,000 rentable square feet) located at 3611 Valley Centre Drive, Suites 200 and 300, San Diego, California as further set forth in Exhibit A attached hereto and incorporated by reference (the “Premises”).

B. Sublandlord agrees to sublease to Subtenant, and Subtenant agrees to sublease from Sublandlord, the entire Premises upon the terms and conditions set forth in this Sublease.

C. Subtenant has read this Sublease in its entirety and is familiar with all of the terms, conditions and obligations contained herein and agrees that no prior agreement, understanding, representation or warranty, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose.

AGREEMENT

1. Sublease of Premises. Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises.

2. Master Lease and Other Agreements.

2.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. Subtenant hereby assumes and agrees to perform the obligations of “Tenant” under the Master Lease to the extent set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit B and incorporated herein by this reference. Subtenant shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Subtenant shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Landlord under the Master Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, judgments, costs, demands, penalties, expenses, and damages of any kind whatsoever, including, without limitation, attorneys’ fees, consultants’ fees and costs and court costs, (“Claims”) by reason of any failure on the part of Subtenant to perform any of the obligations of “Tenant” under the Master Lease which Subtenant has become obligated hereunder to perform, and such indemnity and hold harmless shall survive the expiration or sooner termination of this Sublease. In the event of the termination of the Master Lease for any reason, voluntary or otherwise, then this Sublease shall terminate automatically upon such termination without any liability owed to Subtenant by Master Landlord, or by Sublandlord unless the termination is due to Sublandlord’s breach of the Master Lease or this Sublease and not due to Subtenant’s breach of the Sublease. Subtenant represents and warrants to Sublandlord that it has read and is familiar with the Master Lease. Notwithstanding anything to the contrary, Sublandlord shall be responsible to cure any default of the Master Lease which occurred prior to the date the Premises are delivered to Subtenant.

2.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Premises are incorporated herein and shall be terms and conditions of this Sublease, except those directly contradicted by the terms and conditions contained in this Sublease. Each reference therein to “Landlord”, “Tenant” and “Lease” to be deemed to refer to Sublandlord, Subtenant and Sublease, respectively, as appropriate.

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

2.3 Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Master Landlord, under the same standards of consent as set forth in the Master Lease except that Sublandlord’s consent shall not be unreasonably withheld and the approval of Sublandlord may be withheld if Master Landlord’s consent is not obtained.

(b) In all provisions of the Master Lease requiring “Tenant” to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Master Landlord and Sublandlord.

(c) Sublandlord shall have no obligation to restore or rebuild any portion of the Premises after any destruction or taking by eminent domain or to maintain, repair, restore or control any portion of the Building or Project.

(d) Sublandlord shall not be obligated to perform those obligations of Master Landlord which Sublandlord cannot immediately and unilaterally perform as “Landlord”, nor shall Sublandlord be deemed to have adopted as its own any representations made by Master Landlord in the Master Lease.

(e) Sublandlord shall not be obligated to maintain any building systems (unless such maintenance is the obligation of “Tenant” under the Master Lease and not the obligation of Subtenant herein), any common area or any other repair or maintenance obligations which are Master Landlord’s obligations under the Master Lease.

(f) Sublandlord shall have no obligation to construct or pay for any improvements.

(g) In all provisions of the Master Lease requiring “Tenant” to designate Master Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Master Landlord, Sublandlord and any individual, party or entity as required by Master Landlord or Sublandlord on its insurance policy.

(h) If and to the extent that Sublandlord’s rental obligation is abated or reduced pursuant to the Master Lease due to a casualty, condemnation or other interference with the use of the Premises, the Rent hereunder shall be abated or reduced in the same proportion and period as the abatement or reduction under the Master Lease. Subtenant shall not be entitled to any further abatement or reduction in Rent.

(i) Whenever in the Master Lease a time is specified for the giving of any notice or the making of any demand by the “Tenant” thereunder, such time is hereby changed, for the purpose of this Sublease only, by adding two (2) business days thereto and whenever in the Master Lease a time is specified for the giving of any notice or the making of any demand by the “Landlord”, such time is hereby changed, for the purpose of this Sublease only, by subtracting two (2) business days therefrom (but in no event shall such notice period be reduced to less than two (2) business days or the period set forth in the Master Lease, whichever is shorter). It is the purpose and intent of the foregoing provisions to provide Sublandlord with time within which to transmit to Master Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Master Landlord.

(j) In the following provisions that are incorporated herein, the reference to Landlord shall mean Master Landlord only: Sections 1.1.3, 5.2, and 6.1; Section 6.2; Section 6.4; the 3rd sentence of Article 7; the 4th sentence of Section 8.2; the last 2 sentences of Section 8.5, the first sentence of Section 29.13; Section 29.29; and the 2nd, 3rd and 5th sentences and the 2nd instance of the 4th sentence of Section 29.30.

(k) In the following provisions that are incorporated herein, the reference to Landlord shall mean both Master Landlord and Sublandlord: Sections 6.2 (other than “Landlord” on the 5th line and last sentence) and 6.3; Article 7 (except the 3rd sentence), 8.1, 8.2 (except 4th sentence), 8.3 and 8.4; the last 2 sentences of Section 8.5; Article 9; Sections 10.2, 10.3, 10.4, 10.6, 10.6, 15.1 and 15.2; Article 17, 23, 24, 27 and 28; and Sections 29.30, 29.32 and 29.33 (except as excluded below).

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

2.4 Exclusions. Notwithstanding the terms of Section 2.2 above, Subtenant shall have no rights under any of the following provisions of the Master Lease: (i) any rights or options to expand, extend, renew or terminate the Master Lease, this Sublease or the Premises, and (ii) any rights of first offer, rights of first negotiation, or similar rights, or any rights to any tenant improvement allowance (except for the tenant improvement allowance as expressly provided herein). In addition, the following provisions of the Master Lease are NOT incorporated herein: Sections 1, 3, 4, 6, 8, 9, 11, 13 and 14 of the Summary of Basic Lease Information; Sections 1.2, 1.3, 2.2, 2.3, 3.2, 3.3, 4.6 (except as provided in Section 4.6 below) and 8.6; the 2nd sentence of Section 10.1; Sections 11.1 and 11.2; Article 13 (other than the waiver of Section 2365.130 of the California Code of Civil Procedure); the 2nd, 3rd, 4th and 5th sentences of Section 18, 21; Section 29.18; the 1st sentence of Section 29.33.2; the 1st sentence of Section 29.33.4; Article 30; Exhibit B, Exhibit H and Exhibit I. All of the incorporated terms of the Master Lease as referenced and qualified above along with all of the following terms and conditions set forth in this document shall constitute the complete terms and conditions of this Sublease.

2.5 Obligations of Sublandlord. Notwithstanding anything herein contained, the only services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled under the Master Lease, and for all such services and rights Subtenant shall look solely to the Master Landlord under the Master Lease, and the obligations of Sublandlord hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Landlord of its obligations, provided Subtenant shall reimburse Sublandlord for all reasonable costs incurred by Sublandlord in such efforts. Sublandlord shall have no liability to Subtenant or any other person for damage of any nature whatsoever as a result of the failure of Master Landlord to perform said obligations except for Master Landlord’s termination of the Sublandlord’s interest as “Tenant” under the Master Lease in the event of Sublandlord’s breach of the Master Lease (without cause of Subtenant), and Subtenant shall indemnify and hold Sublandlord harmless from any and all Claims whatsoever incurred in defending against same. Sublandlord shall not modify, amend or terminate the Master Lease or exercise its right to terminate the Master Lease pursuant to Section 2.3 of the Master Lease, if such modification, amendment or termination shall materially affect Subtenant’s rights or obligations set forth herein without the prior written consent of Subtenant, which consent shall not be unreasonably withheld; provided however, nothing herein shall prohibit Sublandlord from exercising its right to terminate the Master Lease as expressly set forth in the Master Lease (other than as set forth above) nor shall Sublandlord be liable to Subtenant for any termination of the Master Lease by Master Landlord, whether or not permitted therein, unless such termination is the result of a breach of the Master Lease by Sublandlord.

3. Term.

3.1 Initial Term. The term of this Sublease (“Term”) shall commence as follows: (i) for the Phase I Premises, the earlier of (a) the date Subtenant first commences to conduct business in the Phase I Premises, or (b) January 1, 2015 (“Phase I Commencement Date”), and (ii) for the Phase II Premises, the earlier of (x) the date Subtenant first commences to conduct business in the Phase II Premises, or (y) July 1, 2015 (“Phase II Commencement Date”), but in either case, in no event before the date of Master Landlord’s consent of this Sublease (“Commencement Date”) and shall end upon the expiration of the Master Lease which is anticipated to be February 28, 2019 (“Expiration Date”), unless sooner terminated pursuant to any provision of the Master Lease applicable to the Premises or the terms of this Sublease. For the purposes of this Sublease, from the Phase I Commencement Date until the Phase II Commencement Date, “Commencement Date” shall mean the Phase I Commencement Date and Premises shall mean the Phase I Premises (other than any terms which apply to the Phase II Premises prior to the Commencement Date (i.e. early access, insurance, indemnity, etc.) and upon the Phase II Premises Commencement Date, Premises shall mean the entire Premises. Sublandlord shall have no obligation to Subtenant to exercise any of its options to extend under the Master Lease.

3.2 Option to Extend. Subtenant shall have no option to extend this Sublease.

3.3 Sublandlord’s Inability to Deliver the Premises. In the event Sublandlord is unable to deliver possession of the Phase I Premises on or before the Phase I Commencement Date or the Phase II Premises on or before the Phase II Commencement Date, Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable, and the term hereof shall not be extended by such delay. Notwithstanding anything to the contrary, Sublandlord shall have no obligation to deliver possession of the Premises unless and until Subtenant has delivered to Sublandlord the Security Deposit (as defined below) and the Base Rent (as defined below) for the first full month, and Subtenant’s failure to deliver the Security Deposit and first month’s Base Rent shall not affect the Commencement Date. Notwithstanding the foregoing, if Sublandlord has failed to deliver

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

possession of the Phase I Premises to Subtenant on or before January 1, 2015, then at any time before delivery of possession, Subtenant may give written notice to Sublandlord of Subtenant’s intention to terminate this Sublease, and if Sublandlord has failed to deliver possession of the Premises within ten (10) days following receipt of Subtenant’s termination notice, this Sublease shall be terminated with neither party having any obligations to the other there party thereafter.

3.4 Early Access. Upon Master Landlord’s consent to this Sublease, Subtenant shall have reasonable access to the entire Premises for the purposes of construction of approved improvements and installation of furniture, fixtures, equipment and cables (which activity shall not be deemed to be “conducting business”). Subtenant’s access shall be subject to all the terms and conditions of this Sublease, including without limitation, all insurance and maintenance obligations, and all monetary obligations except the payment of Base Rent.

4. Rent.

4.1 Base Rent. Subtenant shall pay to Sublandlord during the Term of this Sublease, rent, in advance, on Subtenant’s execution hereof for the first full month in the amount of $85,756.00 and on or before the 1st of each month thereafter (“Base Rent”) per month pursuant to the following schedule:

Period During Term	Monthly Base Rent Per Rentable Square foot	Monthly Installment of Base Rent
Phase I Commencement Date through day immediately prior to Phase II Commencement Date	$2.20	$85,756.00
Phase II Commencement Date through December 31, 2015	$2.20	$113,165.80
January 1, 2016 – December 31, 2016	$2.28	$117,126.60
January 1, 2017 – December 31, 2017	$2.36	$121,226.03
January 1, 2018 – December 31, 2018	$2.44	$125,468.95
January 1, 2019 – Expiration Date	$2.52	$129,860.36

Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent shall be paid to the Sublandlord at its notice address noted herein, or at any other place Sublandlord may from time to time designate by written notice mailed or delivered to Subtenant.

4.2 Expenses and Taxes. Subtenant shall pay to Sublandlord all Direct Expenses (as defined in the Master Lease) which Sublandlord is responsible to pay under the Master Lease in the same manner as set forth in Section 4 of the Master Lease except that the Base Year for such Expenses and Taxes shall be calendar year 2015.

4.3 Intentionally Omitted.

4.4 Metered Utilities. Subtenant shall pay all utilities provided to the Premises directly to the utility provider in the same manner as set forth in Section 6.1.2 of the Master Lease. In the event the Premises are submetered by Master Landlord, Subtenant shall pay for such utilities either directly to Master Landlord or Sublandlord as Sublandlord shall direct.

4.5 Additional Services. If Subtenant shall procure any additional services from Master Landlord, including, but not limited to, key cards beyond those provided by Sublandlord, lost or stolen key cards or after-hours HVAC (outside of the Building Hours set forth in Section 6.1.1 of the Master Lease), or if additional rent or other sums are incurred under the Master Lease by Subtenant, Subtenant shall make such payment to Sublandlord or Master Landlord, as Sublandlord shall direct.

4.6 Landlord’s Books and Records. For any Expense Year for which Subtenant is responsible to pay Direct Expenses, Subtenant shall have the right to review Landlord’s records regarding Direct Expenses to the extent granted to Sublandlord under Section 4.6 of the Master Lease provided Subtenant first notifies Subtenant at least thirty (30) days prior to the expiration of the Review Period (as set defined in the Master Lease). Following receipt of Subtenant’s notice, Sublandlord may elect to either perform the review of Landlord’s records, in which case Subtenant shall be responsible for all costs and expenses incurred by Sublandlord as a result

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

of such review including any increase in Direct Expenses which may result, or permit Subtenant to perform such review of Sublandlord’s behalf in which case Subtenant shall be responsible for the costs of such review (subject to reimbursement by Landlord pursuant to Section 4.6 of the Master Lease) and any increase in Direct Expenses which may result. If such review results in a reduction in Direct Expenses for such Expense Year, provided Subtenant is not in default of this Sublease, Subtenant shall be entitled to a credit or reimburse of the Direct Expenses paid by Subtenant during such Expense Year (prorated for any partial months) in the same manner as set forth in Section 4.6 of the Master Lease.

4.7 Rent. All amounts set forth in this Section 4 and any other rent or other sums payable by Subtenant under this Sublease shall constitute and be due as additional rent. Base Rent, and additional rent shall herein be referred to as “Rent”.

5. Security Deposit. Upon execution hereof, Subtenant shall deposit with Sublandlord the sum of $129,860.36 (“Security Deposit”) as and for a security deposit to secure Subtenant’s full and timely performance of all of its obligations hereunder. If Subtenant fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease, and such failure is not cured within the applicable cure period, Sublandlord may (but shall not be obligated to) use, apply, or retain all or any portion of the Security Deposit for payment of any sum for which Subtenant is obligated or which will compensate Sublandlord for any foreseeable or unforeseeable loss or damage which Sublandlord may suffer thereby including, without limitation, any damage that will result in the future through the Term, to repair damage to the Premises, to clean the Premises at the end of the Term or for any loss or damage caused by the act or omission of Subtenant or Subtenant’s officers, agents, employees, independent contractors or invitees. Subtenant waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Subtenant or to clean the Premises. Any such use, application, or retention shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of the Security Deposit is so used, applied, or retained, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, restore the Security Deposit to its original amount. Subtenant’s failure to do so shall constitute a material breach of this Sublease, and in such event Sublandlord may elect, among or in addition to other remedies, to terminate this Sublease. Sublandlord shall not be a trustee of such Security Deposit, and shall not be required to keep this Security Deposit separate from its accounts. Sublandlord alone shall be entitled to any interest or earnings thereon and Sublandlord shall have the free use of same. If Subtenant fully and faithfully performs all of its obligations hereunder, then so much of the Security Deposit as it remains shall be returned to Subtenant (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the Term, or (ii) Subtenant’s surrender of possession of the Premises to Sublandlord.

6. Premises.

6.1 Condition of the Premises. Subtenant acknowledges that as of the Commencement Date, Subtenant shall have inspected the Premises, and every part thereof, and by taking possession shall have acknowledged that the Premises is in good condition and without need of repair, and Subtenant accepts the Premises “as is”, Subtenant having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Premises. Subtenant accepts the Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises and any covenants or restrictions of record. Subtenant acknowledges that neither Sublandlord nor Master Landlord have made any representations or warranties as to the condition of the Premises or its present or future suitability for Subtenant’s purposes.

6.2 Maintenance and Surrender. Commencing upon Sublandlord’s delivery of the Phase I Premises and the Phase II Premises to Subtenant or Subtenant’s early access, Subtenant shall keep the Premises in good order and repair and perform all maintenance, repair and replacement obligations of “Tenant” required under the Master Lease. Subtenant shall surrender the Premises in the same condition as required under the Master Lease, including, without limitation, removing all cabling and Furniture (as defined below) which is required to be removed under the Master Lease whether installed by Sublandlord or Subtenant. Sublandlord represents that it has not been notified by Master Landlord that any Alterations (as defined in the Master Lease) existing within the Premises as of the Effective Date must be removed at the expiration or earlier termination of the Master Lease.

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

6.3 Furniture. Subtenant may use certain furniture, fixtures and equipment and security system located in the Premises as set forth on Exhibit C (“Furniture”). Subtenant accepts the Furniture in its “as is” condition and Sublandlord makes no warranty as to the condition of the Furniture or its present or future suitability for Subtenant’s purposes. Provided this Sublease has not terminated prior to the expiration of the Master Lease, upon the Expiration Date, Sublandlord shall convey title to the Furniture to Subtenant for $1.00 and, unless Landlord otherwise consents in writing, Subtenant shall be solely responsible for removal of the Furniture from the Premises at the expiration of this Sublease, and for repair of any damage caused by such removal. Otherwise, if the Sublease terminates prior to the expiration of the Master Lease, at Sublandlord’s option, upon termination of this Sublease, Subtenant shall return the Furniture to Sublandlord in the same condition as received, ordinary wear and tear excepted conditioned on the obligation of Subtenant to use the Furniture in a careful and proper manner and to clean and repair the Furniture in the manner necessary to maintain the Furniture in the condition it was initially provided to Subtenant, normal wear and tear excepted. Upon Subtenant written request, Sublandlord shall execute a bill of sale evidencing the transfer of the Furniture to Subtenant. Subtenant shall be liable for any damage to the Furniture and solely responsible for all costs associated with the maintenance, cleaning and repair of the Furniture.

7. Insurance.

7.1 Subtenant’s Insurance. With respect to the “Tenant’s” insurance under the Master Lease, the same is to be provided by Subtenant as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Landlord, Sublandlord, any individual, party or entity as required by Master Landlord and any individual, party or entity as required by Master Landlord or Sublandlord.

7.2 Waiver of Subrogation. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Landlord, Sublandlord and Subtenant (and Master Landlord’s consent to this Sublease shall be deemed to constitute its approval of this modification).

8. Use and Alterations.

8.1 Use of Premises. Subtenant shall use the Premises only for those purposes permitted in the Master Lease.

8.2 Alterations. Subtenant shall not make any Alteration to the Premises without the express prior written consent of Sublandlord and of Master Landlord (to the extent Master Landlord’s consent is required under the Master Lease), which consent by Sublandlord shall not be unreasonably withheld. Subtenant hereby consents to the space plan attached hereto as Exhibit D for the Alterations intended to be made by Subtenant (“Initial Alterations”), provided however, Sublandlord shall have the right to review and consent to any modifications of the Initial Alterations or the final plans. Subtenant shall reimburse Master Landlord and Sublandlord for all reasonable costs which Master Landlord and Sublandlord may incur in connection with reviewing Subtenant plans for such Alteration, including, without limitation, Master Landlord’s and Sublandlord’s reasonable attorneys’ fees and costs. Subtenant shall provide Master Landlord and Sublandlord with a set of “as-built” drawings for any such work, together with copies of all permits obtained by Subtenant in connection with performing any such work, within fifteen (15) days after completing such work. Sublandlord may impose as a condition of its consent to such alterations, improvements, or modifications, such requirements as Sublandlord may deem reasonable and desirable, including, but not limited to the requirement that Subtenant utilize for such purposes only contractor(s), materials, mechanics and materialmen approved by Sublandlord and that, in connection with any Alterations the projected cost of which is in exceed $100,000.00 or if required by Master Landlord, Subtenant, and/or Sublandlord’s contractor(s) post a payment and/or completion bond to guarantee the performance of its construction obligations hereunder. On termination of this Sublease, if required by Master Landlord, Subtenant shall remove any or all of such Alterations and restore the Premises (or any part thereof) to the condition required under the Master Lease; provided however, if this Sublease terminates, for any reason, prior to the expiration of the Master Lease, then Sublandlord shall have the right to require Subtenant to remove such Alterations. Should Subtenant fail to remove such Alterations and restore the Premises on termination of this Sublease unless as otherwise set forth above, Sublandlord shall have the right to do so, and charge Subtenant therefor, plus a service charge of ten percent (10%) of the costs incurred by Sublandlord in addition to any costs or expenses charged by Master Landlord under the Master Lease. Notwithstanding anything to the contrary, Subtenant shall have no obligation to remove any Alterations existing within the Premises as of the Effective Date.

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

8.3 Parking. So long as Subtenant is not in Default and subject to Section 28 of the Master Lease, Subtenant shall have the right to all parking spaces available to Sublandlord under the Master Lease. Subtenant’s right to such parking is conditioned upon Master Landlord’s consent to the transfer of such rights to Subtenant. Subtenant shall be responsible for all costs incurred by Sublandlord for Subtenant’s parking.

9. Assignment, Subletting and Encumbrance.

9.1 Consent Required. Subtenant shall not assign this Sublease or any interest therein nor shall Subtenant sublet, license, encumber or permit the Premises or any part thereof to be used or occupied by others, without Sublandlord’s and Master Landlord’s prior written consent. Sublandlord’s consent shall not be unreasonably withheld; provided, however, Sublandlord’s withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord’s consent is not obtained. The consent by Sublandlord and Master Landlord to any assignment or subletting shall not waive the need for Subtenant (and Subtenant’s assignee or subtenant) to obtain the consent of Sublandlord and Master Landlord to any different or further assignment or subletting. All conditions and standards set forth in the Master Lease regarding assignments and subletting shall apply.

9.2 Transfer Premium. To the extent there is any Transfer Premium as set forth in Section 14.3 of the Master Lease, such Transfer Premium shall be split with Sublandlord in the same manner as set forth in Section 14.3 of the Master Lease; provided however, if Master Landlord is also entitled to any portion of the Transfer Premium, such amount shall first be deducted from the Transfer Premium.

9.3 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, if an assignment, that the assignee assumes Subtenant’s obligation hereunder, that the termination of this Sublease shall, at Sublandlord’s sole election, constitute a termination of every such sublease, and (ii) contain such other terms and conditions as shall be reasonably requested or provided by Sublandlord’s attorneys.

9.4 No Release of Subtenant. Regardless of Sublandlord’s consent, no subletting or assignment shall release Subtenant of Subtenant’s obligation or alter the primary liability of Subtenant to pay the Rent and to perform all other obligations to be performed by Subtenant hereunder. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Subtenant, in the performance of any of the terms hereof, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

9.5 Default. An involuntary assignment shall constitute a default and Sublandlord shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Subtenant.

10. Default.

10.1 Default Described. The occurrence of any of the following shall constitute a “Default” by Subtenant: (i) failure to pay Rent or any other amount within three (3) days after written notice that such payment is past due; (ii) all those items of default set forth in the Master Lease where the obligation is incorporated in this Sublease which remain uncured after the one-half ( 1⁄2) of the cure period provided in the Master Lease (but never less than two (2) business days unless a shorter period of time is set forth in the Master Lease in which case such period as set forth in the Master Lease); or (iii) Subtenant’s failure to perform timely and remain uncured after fifteen (15) days written notice of the default, any other provision of this Sublease or in the event Subtenant shall reasonably require in excess of fifteen (15) days to cure said default, shall fail to commence said cure with said fifteen (15) day period, and thereafter diligently prosecute the same to completion but in no event more than sixty (60) days following written notice of default.

10.2 Sublandlord’s Remedies. In the event of a Default, Sublandlord shall have the remedies set forth in the Master Lease as if Sublandlord is Master Landlord. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

10.3 Subtenant’s Right to Possession Not Terminated. Sublandlord has the remedy described in California Civil Code Section 1951.4 (landlord may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

limitations). Sublandlord may continue this Sublease in full force and effect, and Sublandlord shall have the right to collect rent and other sums when due. During the period Subtenant is in default, Sublandlord may enter the Premises and relet them, or any part of them, to third parties for Subtenant’s account and alter or install locks and other security devices at the Premises. Subtenant shall be liable immediately to Sublandlord for all costs Sublandlord incurs in reletting the Premises, including, without limitation, attorneys’ fees, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublandlord shall be applied to (i) first, any indebtedness from Subtenant to Sublandlord other than rent due from Subtenant; (ii) second, all costs incurred by Sublandlord in reletting, including, without limitation, brokers’ fees or commissions and attorneys’ fees, the cost of removing and storing the property of Subtenant or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Premises into condition acceptable to a new Subtenant or Subtenants; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this Section 10.3, any sum remaining from the rent Sublandlord receives from reletting shall be held by Sublandlord and applied in payment of future rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Subtenant be entitled to any excess rent received by Sublandlord.

10.4 All Sums Due and Payable as Rent. Subtenant shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Subtenant in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublandlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

10.5 No Waiver. Sublandlord may accept Subtenant’s payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Subtenant or receipt by Sublandlord of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublandlord may accept such check or payment without prejudice of Sublandlord’s right to recover the balance of such rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublandlord accepts payments after serving a notice of default, Sublandlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Subtenant any further notice or demand. Furthermore, Sublandlord’s acceptance of rent from Subtenant when the Subtenant is holding over without express written consent does not convert Subtenant’s tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublandlord of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublandlord shall impair such right or remedy or be construed as a waiver thereof by Sublandlord. No act or conduct of Sublandlord, including, without limitation the acceptance of keys to the Premises shall constitute acceptance or the surrender of the Premises by Subtenant before the Expiration Date. Only written notice from Sublandlord to Subtenant of acceptance shall constitute such acceptance or surrender of the Premises. Sublandlord’s consent to or approval of any act by Subtenant which requires Sublandlord’s consent or approval shall not be deemed to waive or render unnecessary Sublandlord’s consent to or approval of any subsequent act by Subtenant.

10.6 Sublandlord Default. For purposes of this Sublease, Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord thirty (30) days’ prior written notice, and Sublandlord shall fail to cure said default within said thirty (30) day period, or in the event Sublandlord shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently prosecute the same to completion.

10.7 Notice of Event of Default under Master Lease. Sublandlord shall notify Subtenant of any Default under the Master Lease (and hereby authorizes Master Landlord to give a copy to Subtenant of any such notice of Default upon request of Subtenant), or of any other event of which Sublandlord has actual knowledge which will impair Subtenant’s ability to conduct its normal business at the Premises, as soon as reasonably practicable following Sublandlord’s receipt of notice from Master Landlord of a Default or Sublandlord’s actual knowledge of such impairment.

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

11. Consent of Master Landlord. Subtenant acknowledges that the Master Lease requires that Sublandlord obtain the consent of Master Landlord to any subletting by Sublandlord. This Sublease shall not be effective unless and until Master Landlord (i) signs a consent to this subletting satisfactory to Sublandlord and (ii) approved the Initial Alterations. Subtenant will sign such consent if required by Master Landlord as reasonably presented by Master Landlord.

12. Miscellaneous.

12.1 Notices and Payments. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses (or other address provided by a party in a written notice):

To the Sublandlord:	Trion Worlds, Inc. 1200 Bridge Boulevard, Suite 102 Redwood City, California 94065 Attention: CFO

With a copy sent to:	Trion Worlds, Inc. 1200 Bridge Parkway, Suite 201 Redwood City, California 94065 Attention: Legal Department

To the Subtenant:	At the Premises, whether or not Subtenant has abandoned or vacated the Premises

When this Sublease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Sublease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

12.2 Conflict with Master Lease; Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublandlord having drafted the whole or any part hereof.

12.3 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublandlord in this Sublease, at law, and in equity are cumulative and not alternative.

12.4 Waiver of Redemption. Subtenant hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublandlord shall obtain a judgment for possession of the Premises.

12.5 Damage and Destruction; Condemnation. In the event of any damage, destruction, casualty, condemnation or threat of condemnation affecting the Premises, Rent payable hereunder shall be abated but only to the extent that Rent is abated under the Master Lease with respect to the Premises. Subtenant shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

12.6 Holding Over. Subtenant shall have no right to Holdover. If Subtenant does not surrender and vacate the Premises at the Expiration Date of this Sublease, Subtenant shall be a tenant at sufferance, or at the sole election of Sublandlord, a month to month tenancy, and the parties agree in either case that the reasonable rental value, if at sufferance, or the Base Rent if a month to month tenancy shall be at the monthly rate of one hundred fifty percent (150%) of the monthly Base Rent set forth in Section 4.1; provided however, if such holdover causes Sublandlord to be in holdover under the Master Lease, then Base Rent shall be equal to any and all

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

Rent due to Master Landlord from Sublandlord under the holdover provisions of the Master Lease, including, but not limited to, operating expenses and property taxes due and payable during such holdover period of time. In connection with the foregoing, Sublandlord and Subtenant agree that the reasonable rental value of the Premises following the Expiration Date of the Sublease shall be the amounts set forth above per month. Sublandlord and Subtenant acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Premises on the Expiration Date and that the reasonable rental value established herein is a reasonable estimate of the damage that Sublandlord would suffer as the result of the failure of Subtenant to timely surrender possession of the Premises. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty within the meaning of California Civil Code sections 3275 or 3369, but is intended to constitute liquidated damages to Sublandlord pursuant to California Civil Code sections 1671, 1676, and 1677. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all Claims resulting from such failure, including, without limitation, any Claims by any third parties based on such failure to surrender and any lost profits to Sublandlord resulting therefrom.

12.7 Effect of Conveyance. As used in this Sublease, the term “Sublandlord” means the holder of the “Tenant’s” interest under the Master Lease. In the event of any assignment or transfer of the “Tenant’s” interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord’s sole discretion, Sublandlord shall be and hereby is entirely relieved of the future performance of all covenants and obligations of Sublandlord hereunder if such future performance is assumed by the transferee in a writing and a copy thereof is delivered to Subtenant. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Tenant’s interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto if such transferee assumes in writing Sublandlord’s obligations with regard to such security in a writing delivered to Subtenant.

12.8 Broker’s Commission. Sublandlord and Subtenant represent and warrant to each other that each has dealt with the following brokers Hughes Marino (“Sublandlord’s Broker”) and RE:Align, Inc. (“Subtenant’s Broker”, collectively the “Brokers”) and with no other agent, finder, or other such person with respect to this Sublease and each agrees to indemnify and hold the other harmless from any Claims asserted against the other by any broker, agent, finder, or other such person not identified above as Sublandlord’s Broker or Subtenant’s Broker. The Commission to the Brokers is payable by Sublandlord pursuant to separate agreement.

12.9 Signage. Subtenant shall not place any signs on or about the Premises without Sublandlord’s and Master Landlord’s prior written consent. All signs shall be at Subtenant’s sole cost and shall comply with the terms of the Master Lease and with all local, federal and state rules, regulations, statutes, and ordinances at all times during the Term. Subtenant acknowledges and agrees that its request for consent to signage shall be limited to signage at the Premises. Subtenant, at Subtenant’s cost, shall remove all such signs and graphics prior to the termination of this Sublease and repair any damage caused by such removal.

12.10 Offer. Preparation of this Sublease by either Sublandlord or Subtenant or either party’s agent and submission of same to Sublandlord or Subtenant shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

12.11 Due Authority. If Subtenant signs as a corporation, Subtenant represents and warrants that each of the persons executing this Sublease on behalf of Subtenant has the authority to bind Subtenant, Subtenant has been and is qualified to do business in the State of California, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Subtenant signs as a partnership, trust or other legal entity, each of the persons executing this Sublease on behalf of Subtenant represent and warrant that they have the authority to bind Subtenant, Subtenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of California and that such entity on behalf of the Subtenant was authorized to do so by any and all appropriate partnership, trust or other actions. Subtenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Subtenant to enter into this Sublease. If Sublandlord signs as a corporation, Sublandlord represents and warrants that each of the persons executing this Sublease on its behalf has the authority to bind Sublandlord,

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

Sublandlord has been and is qualified to do business in the State of California, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. Sublandlord agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Sublandlord to enter into this Sublease.

12.12 Multiple Counterparts. This Sublease may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Sublease may be executed by a party’s signature transmitted by facsimile (“fax”) or by electronic mail in pdf format (“pdf”), and copies of this Sublease executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or pdf signatures as if such signatures were originals. Any party executing and delivering this Sublease by fax or pdf shall promptly thereafter deliver a counterpart of this Sublease containing said party’s original signature. All parties hereto agree that a faxed or pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Sublease as if it were an original signature page.

12.13 Attorney Fees. If Sublandlord becomes a party to any litigation brought by someone other than Subtenant and concerning this Sublease, the Premises, or Subtenant’s use and occupancy of the Premises to the extent, based upon any real or alleged act or omission of Subtenant or its authorized representatives, Subtenant shall be liable to Sublandlord for reasonable attorneys’ fees and court costs incurred by Sublandlord in the litigation. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of a party under this Sublease, to recover rent, to terminate the tenancy of Subtenant at the Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys’ fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sublandlord in such action or proceeding.

12.14 Sublandlord’s Costs. In any case where Subtenant requests permission from Sublandlord and/or Master Landlord to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Subtenant shall pay to Sublandlord any reasonable out-of-pocket costs incurred to review Subtenant’s request including, without limitation, reasonable attorney’s fees and such amount due Master Landlord as set forth in the Master Lease.

12.15 Waiver of Damages. In no event shall Sublandlord be liable for, and Subtenant hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Sublease.

12.16 Certified Access Specialist Disclosure. Pursuant to Section 1938 of the California Civil Code, Sublandlord hereby discloses to Subtenant that, to its knowledge, the Premises have not undergone an inspection by a Certified Access Specialist (CASp).

12.17 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

[Signatures appear of following page.]

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease on the date first set forth above.

SUBLANDLORD	SUBTENANT

TRION WORLDS, INC., a Delaware corporation	ACADIA PHARMACEUTICALS INC., a Delaware corporation

/s/ Scott Hartsman	/s/ Uli Hacksell
By: Scott Hartsman	By: Uli Hacksell, Ph.D.
Its: Chief Executive Officer	Its: Chief Executive Officer

/s/ Stephen R. Davis
By: Stephen R. Davis
Its: Chief Financial Officer

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

EXHIBIT A

DESCRIPTION OF PREMISES

Third Floor (Phase I Premises)

A-1

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

EXHIBIT B

MASTER LEASE

[Master Lease on following page]

B-1

OFFICE LEASE

KILROY REALTY

KILROY CENTRE DEL MAR

KILROY REALTY, L.P.,

a Delaware corporation,

as Landlord,

and

TRION WORLDS, INC.,

a Delaware corporation,

as Tenant.

(i)

ARTICLE 24	COMPLIANCE WITH LAW	51

ARTICLE 25	LATE CHARGES	52

ARTICLE 26	LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	52

ARTICLE 27	ENTRY BY LANDLORD	53

ARTICLE 28	TENANT PARKING	54

ARTICLE 29	MISCELLANEOUS PROVISIONS	54

ARTICLE 30	LETTER OF CREDIT	63

ARTICLE 4	AT SIGHT	4

(ii)

INDEX

Page(s)
17,000 RSF	14
17,000 RSF Base Rent Phase-In Period	14
8,000 RSF	14
8,000 RSF Base Rent Phase-In Period	14
Abatement Event	27
Abatement Period	13
Accountant	23
Additional Notice	27
Additional Rent	14
Alterations	28
Applicable Laws	51
Award	12
Bank Prime Loan	52
Bankruptcy Code	63
Bank’s Credit Rating Threshold	63
Base Building	29
Base Rent	13
Base Year	15
BOMA	6
Broker	59
Building	5
Building Common Areas,	6
Building Hours	25
Comparable Area	2
Comparable Buildings	2
Comparable Transactions	1
Contractor	3
Control,	43
Cosmetic Alterations	28
Damage Termination Date	37
Damage Termination Notice	37
Direct Expenses	15
Eligibility Period	27
Environmental Laws	61
Estimate	22
Estimate Statement	22
Estimated Excess	22
Excess	21
Exercise Notice	11
Expense Year	15
Force Majeure	57
Hazardous Material(s)	61
Holidays	25
HVAC	25

(iii)

Page(s)
Improvements	1
Initial Notice	27
Interest Rate	52
Landlord	1
Landlord Parties	32
Landlord Repair Notice	36
Landlord Response Date	11
Landlord Response Notice	11
Landlord’s Option Rent Calculation	11
L-C	63
L-C Amount	63
L-C Draw Event	64
Lease	1
Lease Commencement Date	9
Lease Expiration Date	9
Lease Term	9
Lease Year	9
Lines	61
Mail	57
Neutral Arbitrator	11
Non-Conforming Improvements	2
Notices	57
Operating Expenses	15
Option Rent	10
Option Term	10
Original Improvements	33
Outside Agreement Date	11
Permitted Chemicals	62
Permitted Transfer	43
Permitted Transferee	43
Permitted Use	2
Premises	5
Project	5
Project Common Areas,	6
Renewal Allowance	2
Renovations	60
Rent.	15
Review Period	23
Security Deposit Laws	66
Security System	30
Statement	21
Subject Space	40
Substantial Completion	3
Summary	1
Tax Expenses	19

(iv)

Page(s)
TCCs	5
Tenant	1
Tenant’s Occupants,	43
Tenant’s Option Rent Calculation	11
Tenant’s Share	20
Termination Date	12
Termination Fee	12
Termination Notice	12
Termination Option	12
Third Party Contractor	35
Transfer	42
Transfer Notice	39
Transfer Premium	41
Transferee	39
Transfers	39
Utilities Costs	20
Work Letter Agreement	5

(v)

KILROY CENTRE DEL MAR

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and TRION WORLDS, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		August 8, 2012.

2.	Premises:

	2.1	Building:	That certain five (5)-story building (the “Building”) located at 3611 Valley Centre Drive, San Diego, California 92130, which Building contains approximately 130,178 rentable square feet of space, and which Building is commonly referred to as “Building 2” within the “Project” (defined below.

	2.2	Premises:	Approximately 52,000 rentable (48,513 usable) square feet of space comprising the entirety of the second (2nd) and third (3rd) floors of the Building commonly known as Suites 200 and 300, as further identified in Exhibit A to this Lease.

	2.3	Project:	The Building is part of an office project known as “Kilroy Centre Del Mar,” as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term
(Article 2):

	3.1	Length of Term:	Approximately six (6) years and two (2) months.

	3.2	Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the date upon which the Premises are “Ready for Occupancy” (as that term is set forth in Section 5.1 of the Work Letter Agreement attached as Exhibit B to this Lease), and in either event upon termination of the “Carmel Valley Corporate Center Lease” (as that term is defined in Article 21 of this Lease), which Lease Commencement Date is anticipated to be October 1, 2012.

	3.3	Lease Expiration Date:	The last day of the seventy-fourth (74th) full calendar month of the Lease Term. As the Lease Commencement Date is anticipated to occur on October 1, 2012, the anticipated Lease Expiration Date is November 30, 2018.

	3.4	Option Term:	One (1), five (5)-year option to renew, as more particularly set forth in Section 2.2 of this Lease.

4.	Base Rent (Article 3):

Lease Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1 – 18*	$[…***…]¿	$[…***…]¿	$[…***…]
19 – 30	$[…***…]¿	$[…***…]¿	$[…***…]
31 – 42	$[…***…]	$[…***…]	$[…***…]
43 – 54	$[…***…]	$[…***…]	$[…***…]
55 – 66	$[…***…]	$[…***…]	$[…***…]
67 – Lease
Expiration Date	$[…***…]	$[…***…]	$[…***…]

*	Subject to abatement pursuant to Section 3.2, below.
¿	Subject to the Base Rent “phase-in” provisions contained in Section 3.3, below.

5.	Base Year (Article 4):	Calendar year 2013; provided, however, electricity is separately metered and directly paid by Tenant to the applicable utility provider or, at Landlord’s option, to Landlord.

6.	Tenant’s Share (Article 4):	Approximately […***…]%.

7.	Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use of a software developer and uses incidental thereto (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Section 5.2 of this Lease, (B) all “Applicable Laws” (as that term is set forth in Article 24 of this Lease), (C) all applicable zoning, building codes and the “CC&Rs” (as that term is set forth in Section 5.3 of this Lease), and (D) the character of the Project as a first-class office building Project.

***	Confidential Treatment Requested

8.	Security Deposit (Article 21):	$[…***…]; provided, however, Landlord shall credit any then unapplied portion of the “Existing Security Deposit” (as that term is defined in Article 21 of this Lease) previously deposited with Landlord under the Carmel Valley Corporate Center Lease against the Security Deposit required under this Lease.

9.	Letter of Credit (Article 30):	$[…***…]

10.	Parking Pass Ratio (Article 28):	Four point five (4.5) unreserved parking passes for every 1,000 rentable square feet of the Premises (i.e., two hundred eighteen (218) unreserved parking passes), of which up to six (6) of such unreserved parking passes may, subject to the terms of Article 28 of this Lease, be converted to reserved parking passes. All of such aforementioned parking passes shall be used in the parking structures and surface parking lots located on the east side of the Building only.

11.	Address of Tenant (Section 29.18):	Trion Worlds, Inc. 1200 Bridge Parkway, Redwood City, California 94065 Attention: Operations Manager (Prior to and after Lease Commencement Date)

with a copy to:

Trion Worlds, Inc. 3611 Valley Centre Drive, Suite 200 San Diego, California 92130 Attention: Operations Manager (After Lease Commencement Date)

12.	Address of Landlord (Section 29.18):	See Section 29.18 of this Lease.

13.	Broker (Section 29.24):

	Representing Tenant:	Representing Landlord:

	Mr. Travis Carter Hughes Marino 655 West Broadway, Suite 1650 San Diego, California 92101	None

***	Confidential Treatment Requested

14.	Landlord Contribution Amount (Work Letter Agreement):	[…***…] Dollars ($[…***…]).

***	Confidential Treatment Requested

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and the Premises has approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building” (as that term is defined in Section 1.1.2, below), only, and such Exhibit A is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas” (as that term is defined in Section 1.1.3, below), or the elements thereof or of the accessways to the Premises or the “Project” (as that term is defined in Section 1.1.2, below). Except as specifically set forth in this Lease and in the Work Letter Agreement attached hereto as Exhibit B (the “Work Letter Agreement”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter Agreement. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “Kilroy Centre Del Mar.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other buildings and improvements within the Project and their respective Common Areas, and (iv) the land (which is improved with landscaping, parking facilities and other improvements) upon which the other buildings and their respective Common Areas are located. The outline of the Building and Project are shown on the Project Site Plan attached hereto as Exhibit A-1.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant’s rights or access hereunder. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facilities located on the east side of the Building twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.2 Verification of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” and “usable square feet” shall be calculated pursuant to Office Buildings: Standard Methods of Measurement and Calculating Rentable Area – 2010 (Method B), and its accompanying guidelines (“BOMA”). Within thirty (30) days after the Lease Commencement Date, Landlord’s space planner/architect shall measure the rentable and usable square feet of the Premises in accordance with the provisions of this Section 1.2 and the results thereof shall be presented to Tenant in writing. Tenant’s space planner/architect may review Landlord’s space planner/architect’s determination of the number of rentable square feet and usable square feet of the Premises and Tenant may, within fifteen (15) business days after Tenant’s receipt of Landlord’s space planner/architect’s written determination, object to such determination by written notice to Landlord. Tenant’s failure to deliver written notice of such objection within said fifteen (15) business day period shall be deemed to constitute Tenant’s acceptance of Landlord’s space planner/architect’s determination. If Tenant objects to such determination, Landlord’s space planner/architect and Tenant’s space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of the Premises. If Landlord’s space planner/architect and Tenant’s space planner/architect cannot agree on the rentable and useable square footage of the Premises within thirty (30) days after Tenant’s objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure the Premises under the BOMA Standard. Such third party independent measurement professional’s determination shall be conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half ( 1⁄2) of the fees and expenses of the independent third party space measurement professional. If the Lease Term commences prior to such final determination, Landlord’s determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant. In the event that pursuant to the procedure described in this Section 1.2 above, it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the “Rent,” as that term is defined in Section 4.1 of this Lease) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.3 Right of First Refusal. Landlord hereby grants to the originally named Tenant herein (the “Original Tenant”), or its “Permitted Transferee” (as that term is defined in Section 14.8, below) an ongoing right of first refusal during the initial Lease Term only, with respect to any then-existing office space located on the first (1St) floor of the Building (the “First Refusal Space”).

1.3.1 Procedure for Lease.

1.3.1.1 Procedure for Landlord’s Offer of the First Refusal Space to Tenant. Landlord shall notify Tenant (the “First Refusal Notice”) from time-to-time when and if Landlord receives a “bona-fide third-party offer” for the First Refusal Space. Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the applicable First Refusal Space. The First Refusal Notice shall describe the First Refusal Space, and the lease term, rent and other fundamental economic terms and conditions upon which Landlord proposes to lease such First Refusal Space pursuant to the bona-fide third-party offer. For purposes of this Section 1.3, a “bona-fide third-party offer” shall mean a counter-offer received by Landlord to lease First Refusal Space from an unaffiliated and qualified third party which Landlord would otherwise be willing to accept (but for Tenant’s superior rights hereunder). For purposes of example only, the following would each constitute a bona-fide third-party offer:

(a)	Landlord receives a request for proposal from an unaffiliated and qualified third party. Landlord responds to the request for proposal with a lease proposal and subsequently receives a written bona-fide counter proposal from the unaffiliated and qualified third party.

(b)	Landlord receives a written offer to lease from an unaffiliated and qualified third party. Landlord responds to the offer with ‘a written counter offer and subsequently receives a bona-fide counter to Landlord’s counter offer from the unaffiliated and qualified third party.

1.3.1.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, then within seven (7) business days of delivery of the First Refusal Notice to Tenant (the “Election Period”), Tenant shall deliver to Landlord written notice (an “Election Notice”) of Tenant’s exercise of its right of first refusal with respect to all of the First Refusal Space described in the First Refusal Notice at the rent, for the term and upon the other fundamental economic terms and conditions contained in such First Refusal Notice, including, but not limited to rental concessions and improvement allowances. If Tenant does not so notify Landlord within such Election Period of Tenant’s exercise of its first refusal right, or Tenant affirmatively elects not to exercise such first refusal right (either of the foregoing being referred to herein as a “First Refusal Rejection”), then Landlord shall be free to negotiate and enter into a lease for the First Refusal Space to anyone whom it desires on any terms it desires; provided, however, in no event shall the net-effective economic terms pertaining to such a lease of the First Refusal Space be more than ten percent (10%) more beneficial to such third-party than those set forth in the First Refusal Notice. In the event Landlord wishes to proceed with a lease to a third-party where the net-effective economic terms are more than ten (10%) more beneficial to such third party than those set forth in the most recently delivered First Refusal Notice, Tenant’s rights to such First Refusal Space under this Section 1.3 shall renew, in which case the provisions of this Section 1.3 shall again be effective and Landlord shall again offer such First Refusal Space to the Tenant pursuant to the terms hereof (and Tenant shall again have seven (7) business days within which to respond). Notwithstanding the foregoing, Tenant’s ongoing right of first refusal shall commence only following the expiration or earlier termination of any existing lease of the First Refusal Space (or portion thereof), including any renewal, extension or expansion rights set forth in such leases, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease, and such right of first refusal shall further be subordinate to (A) all rights of the then-existing tenants in the First Refusal Space (i.e., at the time any applicable First Refusal Notice is delivered), and (B) all rights of first offer, first refusal, expansion or other similar rights with respect to such First Refusal Space contained in an “Intervening Lease,” as that term is defined below (each, a ROFR Superior Right Holder”). For purposes hereof, an “Intervening Lease” shall mean any lease to a third-party of First Refusal Space identified in a particular First Refusal Notice following Tenant’s election (or deemed election) not to exercise its right to lease such space pursuant to the terms of Section 1.3 of this Lease.

1.3.2 Amendment to Lease. If Tenant timely exercises Tenant’s right of first refusal to lease First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the “First Refusal Space Amendment”) for such First Refusal Space upon the terms set forth in the First Refusal Notice, including, but not limited to rent (the “First Refusal Space Rent”), but otherwise upon the TCCs set forth in this Lease and this Section 1.3. Notwithstanding the foregoing, Landlord may, at its sole option, require that a separate lease be executed by Landlord and Tenant in connection with Tenant’s lease of the First Refusal Space, in which event such lease (the “First Refusal Space Lease”) shall be on the same TCCs as this Lease, except as provided in this Section 1.3 and specifically in this Lease to the contrary. The First Refusal Space Lease, if applicable, shall be executed by Landlord and Tenant within thirty (30) days following Tenant’s exercise of its right to lease the First Refusal Space. Notwithstanding the foregoing documentation obligations, Landlord and Tenant hereby acknowledge and agree that Tenant’s timely delivery of the Election Notice shall, in and of itself, conclusively establish Tenant’s obligation to lease the subject First Refusal Space on the express TCCs set forth in the corresponding First Refusal Notice.

1.3.3 No Defaults; Required Financial Condition of Tenant. The rights contained in this Section 1.3 shall be personal to the Original Tenant and its Permitted Transferees and may only be exercised by the Original Tenant or a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant and/or a Permitted Transferee occupies not less than the entire then-existing Premises. The right to lease the First Refusal Space as provided in this Section 1.3 may not be exercised if, as of the date Tenant attempts to exercise its right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, or as of the scheduled date of delivery of such First Refusal Space to Tenant, (A) Tenant is in default pursuant to the terms of this Lease

(beyond the applicable notice and cure periods), and (B) Tenant has previously been in default under this Lease (beyond the applicable notice and cure periods) more than once.

1.3.4 First Refusal Space Commencement Date; Construction in First Refusal Space. The commencement date for the First Refusal Space shall be the applicable date specified in the applicable First Refusal Notice (the “First Refusal Space Commencement Date”) and the term of Tenant’s lease of such First Refusal Space shall expire on the applicable date set forth in the First Refusal Notice (the “First Refusal Space Expiration Date”). The term of Tenant’s occupancy of the First Refusal Space shall be referred to herein as a “First Refusal Space Lease Term.” Except as otherwise expressly identified in the First Refusal Notice, Tenant shall take the First Refusal Space in its “as is” condition, and the construction of improvements in the First Refusal Space shall comply with the terms of Article 8 of this Lease.

1.3.5 Termination of First Refusal Right. Tenant’s right of first refusal set forth in this Section 1.3 shall automatically terminate and be of no further force or effect as of the last day of the initial Lease Term (regardless of whether such Lease Term is extended pursuant to the terms of Section 2.2 of this Lease or otherwise).

ARTICLE 2

LEASE TERM; OPTION TERMS; TERMINATION OPTION

2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that, if the Lease Commencement Date is any day other than the first (1st) day of a calendar month, then the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first anniversary of the Lease Commencement Date occurs and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. For purposes of this Lease, the term “Lease Month” shall mean each succeeding calendar month during the Lease Term; provided that the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of the calendar month in which the Lease Commencement Date occurs and that the last Lease Month shall expire on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants the Original Tenant and its “Permitted Transferees” (as that term is set forth in Section 14.8 of this Lease), one (1) option to extend the Lease Term for the entire Premises, by a period of five (5) years (the “Option Term”). The option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (iii) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during any five (5) year period, and (iv) during the prior twenty-four (24)-month period there has been no material adverse change in Tenant’s financial condition that, in Landlord’s reasonable discretion, has a negative affect on Tenant’s ability to satisfy its economic obligations under this Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, (A) Tenant is not in default under this Lease (beyond any applicable notice and cure periods), (B) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (C) Tenant has not been in default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term, and (D) there has been no material adverse change in Tenant’s financial condition during the prior twenty-four (24)-month period, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant and/or its Permitted Transferee is in occupancy of the entire then-existing Premises.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Market Rent” (as that term is defined in Exhibit I, attached hereto and made a part hereof); provided, however, that the Market Rent for each Lease Year during the Option Term shall be equal to the amount set forth on a “Market Rent Schedule” (as that term is defined hereinbelow). The “Market Rent Schedule” shall be derived from the Market Rent for the Option Term as determined pursuant to Exhibit I, attached hereto, as follows: (i) the Rent for the first Lease Year of the applicable Option Term shall be equal to the sum of (a) the Market Rent, as determined pursuant to Exhibit I, (b) the amount of Direct Expenses applicable to the Premises, as reasonably determined by Landlord, for the calendar year in which the Option Term commences, and (c) an amount equal to the monthly amortization reimbursement payment for the “Renewal Allowance” (as that term is defined in Section 3 of Exhibit I to this Lease), with such Renewal Allowance being amortized at a reasonable rate of return to Landlord based on the rates of return then being received by the landlords of the “Comparable Buildings” (as that term is defined in Section 4 of Exhibit I), in connection with improvement allowances then being granted by such landlords, and (ii) for each subsequent Lease Year, the Market Rent component of Rent shall be equal to […***…] percent ([…***…]%) of the prior Lease Year’s Market Rent. The calculation of the Market Rent shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions” (as those terms are defined in Exhibit I). Notwithstanding anything

***	Confidential Treatment Requested

set forth in this Lease to the contrary, the Base Year for the Option Term with respect to the Premises shall be the next calendar year after the year in which the Option Term commences.

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlords calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

2.2.4 Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), then, within two (2) business days following such Outside Agreement Date, (x) Landlord may reestablish the Landlord’s Option Rent Calculation by delivering written notice thereof to Tenant, and (y) Tenant may reestablish the Tenant’s Option Rent Calculation by delivering written notice thereof to Tenant. If Landlord and Tenant thereafter fail to reach agreement within seven (7) business days of the Outside Agreement Date, then in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as most recently delivered to the other party pursuant to the TCCs of this Section 2.2, shall be submitted to the “Neutral Arbitrator” (as that term is defined in Section 2.2.4.1, below), pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the Neutral Arbitrator pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.5, below, but subject to the conditions, when appropriate, of Section 2.2.3.

2.2.4.1 Landlord and Tenant shall mutually and reasonably appoint one (1) arbitrator who shall by profession be an MAI appraiser who shall have been active over the ten (10) year period ending on the date of such appointment in the appraisal of first-class corporate headquarters properties in the Comparable Area (the “Neutral Arbitrator”). The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4 above, is the closest to the actual Market Rent as determined by such Neutral Arbitrator, taking into account the requirements of Section 2.2.2 above. Such Neutral Arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Neither the Landlord nor Tenant may, directly or indirectly, consult with the Neutral

Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.2 The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4 above), is closest to Market Rent as determined by such Neutral Arbitrator and simultaneously publish ‘a ruling (“Award”) indicating whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation is closest to the Market Rent as determined such Neutral Arbitrator. Following notification of the Award, the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent.

2.2.4.3 The Award issued by such Neutral Arbitrator shall be binding upon Landlord and Tenant.

2.2.4.4 If Landlord and Tenant fail to appoint the Neutral Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Neutral Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Neutral Arbitrator.

2.2.4.5 The cost of arbitration shall be paid by Landlord and Tenant equally.

2.3 Termination Option. Provided Tenant fully and completely satisfies each of the conditions set forth in this Section 2.3, Tenant shall have the ongoing option (the “Termination Option”) to terminate this Lease effective as of any day (the “Termination Date”) after the commencement of the forty-eighth (48th) full calendar month of the initial Lease Term. In order to exercise the Termination Option, Tenant must fully and completely satisfy each and every one of the following conditions: (a) Tenant must give Landlord written notice (“Termination Notice”) of its exercise of the Termination Option, which Termination Notice must be delivered to Landlord no less than six (6) months prior to the Termination Date, (b) at the time Tenant delivers the Termination Notice to Landlord, Tenant shall not be in default under this Lease (after expiration of any applicable notice and cure periods), and (c) concurrently with Tenant’s delivery of the Termination Notice to Landlord, Tenant shall pay to Landlord the “Termination Fee” equal to the sum of the then-remaining unamortized balance, as of the Termination Date, of the (i) Landlord Contribution Amount granted by Landlord to Tenant pursuant to the terms of the Work Letter, (ii) brokerage commissions paid by Landlord in connection with this Lease, (iii) Base Rent abated pursuant to Section 3.2, below, and (iv) Base Rent abated pursuant to the phase-in provisions of Section 3.3, below. Amortization pursuant to subsection(c), above, shall be calculated on a seventy-one (71) month amortization schedule during the months of the Lease Term when Base Rent is scheduled to be paid based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of seven percent (7%) per annum. Subject to Landlord’s timely receipt of the Termination Notice and Termination Fee, upon the Termination Date, this Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the Termination Date, except with respect to those obligations set forth in this Lease which specifically survive the expiration or earlier termination of this Lease including, without limitation, the payment by Tenant of all amounts owed by Tenant under this Lease. The termination right granted to Tenant under this Section 2.3 is personal to the Original Tenant and may not otherwise be assigned or transferred to any other person or entity.

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay monthly Base Rent for the months of January 2013, February 2013 as well as for the twenty-fifth (25th) full calendar month of the initial Lease Term (the (“Abatement Period”). During such Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease, including, without limitation, its obligation to pay for the Premises’ separately metered electricity. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then in determining the amount of damages recoverable by Landlord pursuant to Section 19.2 of this Lease, the parties hereby acknowledge and agree that the monthly Base Rent that was abated under the provisions of this Section 3.2 may specifically be considered.

3.3 Base Rent Phase-In.

3.3.1 17,000 RSF Base Rent Phase-In. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligations to pay monthly Base Rent attributable to a portion of the Premises comprising 17,000 rentable square feet of space (the “17,000 RSF”) for the twelve (12) month period commencing on the first (1st) day of the first (1st) full calendar month of the initial Lease Term and ending on the last day of the twelfth (12th) full calendar month of the initial Lease Term (the “17,000 RSF Base Rent Phase-In Period”); provided, however, in no event shall the 17,000 RSF Base Rent Phase-In Period include the months of January 2013, February 2013 and the twenty-fifth (25th) full calendar month of the Lease Term (as the abatement pertaining to such aforementioned months is addressed in Section 3.2 above). During such 17,000 RSF Base Rent Phase-In Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease, including, without limitation, its obligation to pay for the entire Premises’ separately metered electricity. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then in determining the amount of damages recoverable by Landlord pursuant to Section 19.2 of this Lease, the parties hereby acknowledge and agree that the Base Rent that was abated under the provisions of this Section 3.3.1 may specifically be considered.

3.3.2 8,000 Base Rent Phase-In. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligations to pay monthly Base Rent attributable to a portion of the Premises comprising 8,000 rentable square feet of space (the “8,000 RSF”) for the twelve (12) month period commencing on the first (1st) day of the thirteenth (13th) full calendar month of the initial Lease Term and ending on the last day of the twenty-fourth (24th) full calendar month of the initial Lease Term (the “8,000 RSF Base Rent Phase-In Period”) provided, however, in no event shall the 8,000 RSF Base Rent Phase-In Period include the months of January 2013, February 2013 and the twenty-fifth (25th) full calendar month of the Lease Term (as the abatement pertaining to such aforementioned months is addressed in Section 3.2 above). During such 8,000 RSF Base Rent Phase-In Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease, including, without limitation, its obligation to pay for the entire Premises’ separately metered electricity. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then in determining the amount of damages recoverable by Landlord pursuant to Section 19.2 of this Lease, the parties hereby acknowledge and agree that the Base Rent that was abated under the provisions of this Section 3.3.2 may specifically be considered.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are

herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant’s Share of any “Estimated Excess” (as that term is set forth in, and pursuant to the terms and conditions of, Section 4.4.2, below), shall first be due and payable for the calendar month occurring immediately following the expiration of the first (1st) Lease Year Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses,” “Tax Expenses,” and “Utilities Costs.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all premiums and commercially reasonable deductible amounts applicable under the policies of insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (which management fees shall be materially consistent with those being charged by the majority of landlords of Comparable Buildings (as defined in Exhibit I), provided, however, in, no event shall such management fee exceed four percent (4%) of the Project’s gross revenues), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “Property Manager”) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements (including any capital repairs or replacements set forth above) or other capital costs incurred in connection with the Project, (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or (B) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at a rate equal to the annual “Bank Prime Loan” (as that term is set forth in Article 25, below) plus one percent (1%) over the shorter of (X) seven (7) years, or (Y) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is entitled to reimbursement by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q) capital repairs not specifically included in subsection (xiii), above, including but not limited to the build-out of the Building occurring concurrently with the execution of this Lease (which build-out includes the lobbies, restrooms, and common area improvements associated therewith) and any improvements provided to any other tenant of the Building; and

(r) deductible amounts applicable under the policies of earthquake insurance carried by Landlord in connection with the Project.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then in order to effectuate an equitable gross up of such expense items, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building and/or Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense

Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building and/or Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements; provided however is no event shall any particular capital improvements incurred in or prior to the Base Year have amortized costs relating thereto included in any subsequent expense year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that certain assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire, protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants; (iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid, provided that such costs and expenses shall not exceed the savings reasonably anticipated to result. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.2.7 “Utilities Costs” shall mean all actual charges for the Building and the Project which Landlord shall pay during any Expense Year, including but not limited to, the costs of water, sewer and electricity, and the costs of HVAC (including, unless paid by Tenant pursuant to Section 6.2.3, below, the cost of electricity to operate the HVAC air handlers) and other utilities (but excluding (i) the cost of electricity consumed in the Premises and the premises of other tenant of the Building and any other buildings in the Project (since Tenant is separately paying for the cost of electricity pursuant to Section 6.1.2, below) and (ii) those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges. Utilities Costs shall be calculated assuming the Buildings (and during the period of time when any other office buildings are fully constructed and ready for occupancy and are included by Landlord within the Project), are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities other than gas and electricity (the cost of which, if provided by Landlord, would be included in the Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, then in order to effectuate an equitable gross up of such expense items, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the real property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the real property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the real property. For purposes of determining Utilities Costs incurred for the Base Year, the Utilities Costs for the Base Year shall not include any one-time special charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel. In addition, if in any Expense Year subsequent to the Base Year, the amount of Utilities

Costs decreases due to a reduction in the cost of providing utilities to the real property for any reason, including, without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities providers, then for purposes of the Expense year in which such decrease in Utilities Costs occurred and all subsequent Expense Years, the Utilities Costs for the Base Year shall be decreased by an amount equal to such decrease.

4.3 Method of Allocation.

4.3.1 In General. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses, Tax Expenses, and Utilities Costs) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Building Direct Expenses and Payment by, Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess, if any Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess” (as that is defined in Section 4.4.2, below), and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any

Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year in which the expenses are incurred, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records. Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within thirty (30) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be; provided, however, that Tenant’s payment shall not be construed as an acknowledgement of the validity of the charge(s). In connection with such, inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s constructive approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises, the Building, or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow occupancy density of use of the Premises which is greater than five (5) persons per one thousand (1,000) rentable square feet of the Premises; provided, however, under no circumstances shall Tenant use, or be entitled to, more parking than the ratio set forth in Section 10 of the Summary. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to reasonable change implemented by Landlord and any limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Commencing on the Lease Commencement Date, Tenant shall pay directly to the utility company pursuant to the utility company’s separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company’s meters), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate (i) the HVAC equipment servicing the server room and sound room, on a twenty-four (24) hour a day, seven (7) day a week basis, and (ii) the HVAC air handlers serving the remainder of the Premises, if not charged to and paid by Tenant as part of Utilities Costs), which electricity shall be separately metered (as described above or otherwise equitably allocated and directly charged by Landlord to Tenant and other tenants of the Building). Tenant shall pay such cost (including the cost of such meters or submeters) within thirty (30) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses). Landlord shall designate the electricity utility provider from time to time.

6.1.3 As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Notwithstanding the foregoing, Tenant shall nevertheless bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.4 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.5 Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.6 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays.

6.1.7 Landlord shall cause one (1) passenger elevator to be “padded” and otherwise prepared and ready for freight service and shall make the same reasonably available to Tenant on a nonexclusive basis, subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises (other than in the server room), without the prior written consent of Landlord; provided, however, the foregoing restriction on “computers” shall not apply to desktop micro-computers. Except with regard to the HVAC equipment servicing the server room and sound room, if Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such after hours usage, and Landlord shall supply such after hours usage to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish, which is, as of the date hereof, anticipated to be Thirty Five and No/100 Dollars ($35.00) per hour per zone.

6.3 Interruption of Use. Except as otherwise provided in Section 6.4 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Abatement Event. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or (B) a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Abatement Event”). If Landlord has not cured such Abatement Event within five (5) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Abatement Event and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Abatement Event within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises (including all improvements, fixtures and furnishings therein, and, to the extent within the demising wall envelope of the Premises, the floor or floors of the Building on which the Premises are located), in good order, repair and condition at all times during the Lease Term, except for damage caused by ordinary wear and tear or, subject to the TCCs of Article 11, fire or other casualty beyond the reasonable control of Tenant. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or, subject to the TCCs of Article 11, fire or other casualty beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment of the Building; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building, or (ii) adversely affect the value of the Premises or Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter Agreement and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to […***…] percent ([…***…]%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such

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Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter Agreement shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to (A) remove any Alterations or improvements in the Premises, and/or (B) remove any “Non-Conforming Improvements,” as that term is defined in Article 2 of the Work Letter Agreement, located within the Premises and replace the same with then existing Building standard improvements, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations or Cosmetic Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, then Landlord shall do so, in which event Tenant shall be responsible for the number of days of holdover under Article 16 corresponding to the time reasonably needed for Landlord to effectuate such repair (assuming Landlord commences and thereafter diligently prosecutes the same to completion) and Tenant shall promptly reimburse Landlord’s actual, reasonable costs therfore. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6 Tenant’s Installation of Security System. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby acknowledge that Tenant shall be authorized, during the initial Lease Term, to install in the Premises a security system (the “Security System”). In connection therewith, Landlord and Tenant hereby agree that any such installation by Tenant shall be at Tenant’s sole cost and expense, shall be in accordance with the terms and conditions of this Article 8, and that Tenant shall, within five (5) days of installation of any such Security System in the Premises, furnish to Landlord specifications regarding such system. At Landlord’s option, upon the expiration or earlier termination of this Lease, Tenant shall remove such Security System and repair any damage to the Premises resulting from such removal. Landlord shall in no event be obligated to monitor or respond to such Security System. Landlord and Tenant agree and acknowledge that nothing contained in this Article 8 shall be construed to limit the rights of Landlord under Article 27 or any other provision of this Lease. In connection therewith, Tenant shall provide to Landlord, within five (5) days of installation of such Security System in the Premises, the telephone number(s) of an authorized representative of Tenant to whom Landlord shall give reasonable prior notice (as determined by Landlord, given the circumstances, emergency or otherwise) in the event Landlord must enter the Premises pursuant to Article 27 hereof, but in no event shall Landlord, following Landlord’s provision of such reasonable notice to Tenant’s authorized representative, be obligated to delay Landlord’s entry into the Premises or to monitor or otherwise operate the Security System while inside the Premises.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to ally liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Except to the extent (i) otherwise expressly set forth in this Lease to the contrary (inclusive of any prohibition under Applicable Law), or

(ii) caused by the negligence or willful misconduct of the “Landlord Parties,” as that term is defined in this Section 10.1, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises, provided that the terms of the foregoing indemnity shall not apply to the extent (w) otherwise expressly set forth in this Lease to the contrary, or (x) caused by the negligence or willful misconduct (including tortious activities) of the Landlord Parties. Furthermore, because Landlord is required to maintain insurance on the Building and the Project and Tenant compensates Landlord for such insurance as part of Tenant’s Share of Direct Expenses and because of the existence of waivers of subrogation set forth in Section 10.5 of this Lease, Landlord hereby indemnifies and holds Tenant harmless from any Claim to any property to the extent such Claim is covered by such insurance (or would have been covered if Landlord had carried the insurance required hereunder), even if resulting from the negligent acts, omissions, or willful misconduct of the Tenant Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Sections 10.4(I)(x) and 10.4(I)(y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1 Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	Five Million Dollars ($5,000,000) each occurrence

Personal Injury and Advertising Liability	One Million Dollars ($1,000,000) each occurrence

Tenant Legal Liability/Damage to Rented Premises Liability	One Million Dollars ($1,000,000.00)

10.3.2 Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Improvements,” as that term is defined in Section 2.1 of the Work Letter Agreement, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original

Improvements”), and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, and (b) water damage from any cause whatsoever, including, but not limited to, backup or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup of sewers and drainage.

10.3.2.1 Adjacent Premises. Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

10.3.2.2 Property Damage. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures Improvements, Original Improvements and Alterations.

10.3.2.3 No representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.3 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

10.3.4 Business Income Interruption in commercially reasonable amounts.

10.3.5 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than One Million Dollars ($1,000,000) each accident/employee/disease.

10.3.6 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X, or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.6), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or’ agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the first five (5) years of the Lease Term and thereafter no more often than one time in any five (5) year period.

10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the greater of (x) the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises, or (y) the ratio that the amount of rentable square feet of the Premises in which Tenant cannot reasonably conduct business (and does not conduct business) as a direct result of the subject damage, bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to, Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, or the damage occurs during the last twelve (12) months of the Lease Term, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such 180-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage, Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied:

(a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use more than twenty percent (20%) of the then-existing Premises. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium” (as that term is defined in Section 14.3 below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord; provided that such costs and expenses shall not exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such particular proposed Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice; provided, however, it shall only be deemed reasonable for Landlord to withhold its consent to a Transfer pursuant to this Section 14.2.7 to the extent Landlord has then-available space in the Project for such proposed Transferee.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6)-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought together with monetary damages (including attorneys’ fees and costs), and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) actual, reasonable legal expenses incurred by Tenant in connection with the Transfer, and (v) any review and processing fee paid to Landlord pursuant to the last sentence of Section 14.1, above. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for (x) services rendered by Tenant to Transferee or (y) assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3) and the Transferee’s Rent, the Rent paid during each annual period for the Subject Space and the Transferee’s Rent shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Intentionally Omitted.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners, or transfer of more than fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord

(which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, including, but not limited to, any deemed Transfer under Section 14.6, above, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, (iv) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, and the subsequent sale of Tenant’s capital stock as long as Tenant is a publicly traded company on a nationally-recognized stock exchange, or (v) the sale or other transfer of an aggregate of more than fifty percent (50%) of the voting shares of Tenant to the extent the same occurs for the sole purpose of raising financing, where such financing raised represents a fair market value for the subject voting shares (as reasonably determined), shall be deemed permitted hereunder (a “Permitted Transfer”), provided that Tenant notifies Landlord of any such assignment or sublease, promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, further provided that such assignment or sublease is not ‘a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any “release” by Tenant of such obligations and such Permitted Transferee shall thereafter become liable, on a joint and several basis, with such Tenant. The transferee under a transfer specified in items (i), (ii), (iii), or (iv) above shall be referred to as a “Permitted Transferee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

14.9 Occupancy by Others. Notwithstanding any contrary provision of this Article 14, Tenant shall have the right, without the payment of a Transfer Premium, without the receipt of Landlord’s consent, and without prior Notice to Landlord, to permit the occupancy of portions of the Premises to any individual(s) or entities with a bona fide business relationship with Tenant (which business relationship is not created solely in order to allow occupancy of the Premises under this Section 14.9) (“Tenant’s Occupants”) on and subject to the following conditions: (i) all such individuals or entities shall be of a character and reputation consistent with the types of people generally rendering similar types of services; (ii) such occupancy shall not be subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on

Transfers pursuant to this Article 14; (iii) the space occupied by such Tenant’s Occupants is not separately demised from the Premises and does not have a separate entrance from the Premises; and (iv) in the aggregate, such Tenant’s Occupants do not occupy more than 2,000 rentable square feet of the Premises. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relive Tenant from any liability under this Lease.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term (including acceptance of keys to the Premises, whether by Landlord, its agents, or employees) shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord or made in connection with an unlawful detainer action pursued by Landlord against Tenant. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from day-to-day only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at the rate equal to the product of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred twenty-five percent (125%) during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and one hundred fifty percent (150%) thereafter and Additional Rent shall continue to be due in accordance with the terms of this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be, construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to, require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. For the three (3) month period following the date of this Lease, Landlord shall use commercially reasonable efforts to provide Tenant, at Tenant’s sole cost, with a non-disturbance agreement in a commercially reasonable form (an “NDA”) from Landlord’s presently existing lender holding a first deed of trust on the Project. In the event that, notwithstanding Landlord’s use of commercially reasonable efforts to obtain an NDA, Landlord is unable to attain such an NDA in the foregoing three (3) month period, the Tenant shall have the right to contact Landlord’s existing lender directly to try to obtain such an NDA. In the event Landlord’s lender provides such an NDA, then the cost of such NDA shall be shared equally by Landlord and Tenant. Moreover, Landlord’s delivery to Tenant of a commercially reasonable NDA in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms of this Article 18. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of thirty (30) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment of all of the Premises by Tenant pursuant to California Civil Code Section 1951.3; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.6 Tenant’s failure to occupy the Premises within ninety (90) days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue, any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant, requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Landlord and Tenant hereby acknowledge and agree that Tenant has been occupying that certain space located on the first (1st) floors of those certain buildings located at 12225 and 12235 El Camino Real, San Diego, commonly known as Suite 150 in the 12225 Building and Suites 110 and 105 in the 12235 Building containing approximately 25,114 rentable square feet of space (the “CVCC Premises”) pursuant to that certain Office Lease dated April 14, 2009 (as amended, the “Carmel Valley Corporate Center Lease”), by and between Landlord and Tenant. Landlord further acknowledges that Tenant has previously delivered the sum of […***…] Dollars ($[…***…]) (the “Existing Security Deposit”) to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Carmel Valley Corporate Center Lease. Landlord and Tenant hereby acknowledge and agree that any unapplied portion of the Existing Security Deposit following the expiration of the Carmel Valley Corporate Center Lease shall continue to be held by Landlord as security for this Lease, and therefore Tenant hereby expressly agrees that it will not have the right to have such unapplied portion of the Existing Security Deposit returned to it pursuant to the terms of the Carmel Valley Corporate Center Lease (recognizing that, effective as of date which is sixty (60) days following the expiration of the term of the Carmel Valley Corporate Center Lease, the terms of this Article 21 shall govern Landlord’s use of the Existing Security Deposit as opposed to any provision of the Carmel Valley Corporate Center Lease). To the extent the Security Deposit is ever less than […***…] Dollars ($[…***…]), Tenant shall pay any such difference within thirty (30) days following its receipt of a demand therefor from Landlord. Accordingly, notwithstanding any provision to the contrary contained in this Lease, the total Security Deposit to be held by Landlord pursuant to this Lease shall at all times equal to […***…] Dollars ($[…***…]) (the “Security Deposit”). If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7, except for subsection (b) thereof, of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by

***	Confidential Treatment Requested

Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. In addition, Landlord shall provide, at Tenant’s cost, Building standard directory signage.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) Alterations Tenant installs or otherwise places in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, or use of the Premises for non-general office use. Should any standard or regulation be imposed on Landlord or Tenant after the Lease Commencement Date by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers and/or employees, as to the use of the

Premises, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Except as set forth hereinabove, Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within three (3) days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus three (3) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by, Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Except as otherwise set forth in Section 6.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the ‘‘Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall rent from Landlord, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 10 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facilities located on the east side of the Building only Tenant’s use of the foregoing unreserved parking passes shall be free of charge during the Lease Term (inclusive of any Option Term). In lieu of an equal number of unreserved parking passes, Tenant shall have the right to rent passes for up to six (6) reserved parking spaces in the Project parking facility on ‘a monthly basis (the “Reserved Parking Right”), provided that the Reserved Parking Right must be exercised by Tenant, if at all, pursuant to a written notice to Landlord expressing Tenants’ desire to exercise said Reserved Parking Right. The location of the reserved parking spaces shall be determined by Landlord in Landlord’s sole and absolute discretion, subject to availability. Tenant shall pay to Landlord for the reserved parking spaces on a monthly basis at the prevailing rate charged by Landlord from time to time at the location of such reserved parking spaces. Notwithstanding the foregoing or any provision to the contrary set forth in this Article 28, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of all of the aforementioned parking passes (and if applicable, reserved parking spaces) by Tenant or the use of the aforementioned parking facilities by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facilities where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Visitor parking will be free of charge for the entire initial Lease Term.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in, writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or. certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation

12200 West Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

3611 Valley Centre Drive, Suite 550

San Diego, California 92130

Attention: Mr. Brian Galligan

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker specified in Section 13 of the Summary (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Broker pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter Agreement, and the completion of Landlord’s build-out of the lobby and lobby area bathrooms prior to the Lease Commencement Date. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Landlord shall use commercially reasonable efforts to have all such work performed on a continuous basis, and once started, to be completed reasonably expeditiously, with such work being organized and conducted in a manner which will minimize any interference to Tenant’s business operations in, or access to, the Premises, the Project parking facilities and the Common Areas.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements” (as that term is defined hereinbelow), (iii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (iv) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws” (as that term is defined hereinbelow), or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.33.4 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or knowingly permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.34 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

ARTICLE 30

LETTER OF CREDIT

30.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with the mutual execution of this Lease, an unconditional, clean, irrevocable letter of credit or an amendment to the existing “L-C” (as that term is defined in Section 30.1 of the Carmel Valley Corporate Center Lease) (the amendment to the existing L-C (along with the underlying existing L-C) or the aforementioned new letter of credit (as the case may be) shall be referred to as the “L-C”) in the amount set forth in Section 30.3, below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent, and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Diego, California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1,” and a long term Fitch Rating which is not less than “A” (or, in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which new letter of credit satisfying the aforementioned L-C requirement shall be in the form of Exhibit H, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than one hundred (100) days after the expiration of the Lease Term, as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to, Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms of this Lease as a result of a default which occurs under this Lease, or as a result of a termination of this Lease, or (B) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the

L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) any of the Bank’s Fitch Ratings (or other comparable ratings to the extend the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 30, in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C.

30.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained, or which Landlord reasonably estimates that it will sustain, resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified _ in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord should not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not in interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the portions thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, nor any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 5O2(b)(6) of the U.S. Bankruptcy Code or otherwise.

30.3 L-C Amount; Termination of L-C Requirement; Maintenance of L-C by Tenant.

30.3.1 L-C Amount.

30.3.1.1 In General. The starting L-C Amount shall be equal to the amount set forth in Section 9 of the Summary.

30.3.1.2 Conditional Increase of L-C Amount. Landlord and Tenant hereby acknowledge and agree that the L-C Amount is subject to increase during the Lease Term at the end of (x) the first (1st) twelve (12) full calendar months of the initial Lease Term, (y) the second (2nd) twelve (12) full calendar months of the initial Lease Term (i.e., the last day of the twenty-fourth (24th) full calendar month of the initial Lease Term), and (z) the third twelve (12) full calendar months of initial Lease Term (i.e., the last day of the thirty-sixth (36th) full calendar month of the initial Lease Term) (each of the time periods identified in the foregoing items (x), (y) and (z) shall be referred to as an “L-C Review Period”). While the starting L-C Amount shall be equal to the amount set forth in Section 30.3.1.1 above, following the completion of each L-C Review Period, the L-C Amount shall be subject to increase pursuant to this Section 30.3.1.2 based on the Tenant’s cash and short-term investments as of the completion of each such L-C Review Period. In the event that as of the last day of any of the L¬C Review Periods set forth above, the amount of Tenant’s cash and short-term investments is less than […***…] Dollars ($[…***…]), then the L-C Amount shall be automatically increased by Tenant by an amount equal to […***…] Dollars ($[…***…]) (and Tenant shall be immediately required to deliver an amendment to the L-C to Landlord documenting such increase in the L-C Amount); provided, however, in no event shall the L-C Amount exceed a total amount equal to […***…] Dollars ($[…***…]). Tenant shall, within fifteen (15) days following the end of each L-C Review Period, deliver to the Landlord the appropriate financial documentation evidencing Tenant’s cash and short-term investments as of the end of the particular L-C Review Period.

30.3.1.3 Termination of L-C Requirement. Notwithstanding any provision to the contrary contained in this Lease, in the event the Tenant becomes a publicly traded company on either the New York Stock Exchange (NYSE) or the NASDAQ, Tenant shall no longer be required to maintain an L-C pursuant to the provisions of this Article 30, and the L¬C requirements contained in this Article 30 shall be deemed waived for so long as Tenant continues to remain a publicly traded company on either of the aforementioned stock exchanges.

30.3.2 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 30. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 2.2 of this Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L-C or certificate of renewal or extension evidencing the L-C Expiration Date as one hundred twenty (120) days after the expiration of the applicable Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms

***	Confidential Treatment Requested

set forth in this Article 30, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Article 30, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship, or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

30.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person, or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interest in and to this Lease. In the event of a transfer of Landlord’s interest in and under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

30.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated’ as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 30 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

30.6 Non-Interference by Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.

30.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

30.7.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

30.7.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

30.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight draws drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof together with interest thereon at the Interest Rate from the next installment(s) of Base Rent.

30.9 Notices to Bank. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sign draft(s) drawn under such L-C.

[Signature page immediately follows.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P.,
a Delaware limited partnership

BY:	Kilroy Realty Corporation,
a Maryland corporation,
general partner

	By:	/s/ Jeffrey C. Hawken
	Name:	Jeffrey C. Hawken
	Its:	Executive Vice President
Chief Operating Officer

	By:	/s/ John T. Fucci
	Name:	John T. Fucci
	Its:	Sr. Vice President Asset Management

“TENANT”:

TRION WORLDS, INC.,
a Delaware corporation

By:	/s/ Ken Owyang
Name:	Ken Owyang
Its:	CFO

By:	/s/ Lars Buttler
Name:	Lars Buttler
Its:	CEO

EXHIBIT A

KILROY CENTRE DEL MAR

OUTLINE OF PREMISES/SPACE PLAN

EXHIBIT A

TEST FIT - FLOOR 2

LEGEND	
EXISTING WALL TO REMAIN	
NEW PARTITION	
CORE ELEMENTS	
OVERALL FLOORS 2 & 3	
TOTAL PROGRAM USF 40,520	USABLE AREA FL. 2: APPROX. [illegible] S.F. USABLE AREA FL. 3: APPROX. [illegible] S.F. TOTAL S.F.: APPROX. [illegible] S.F.

OFFICES AND WORKSTATIONS				ANCILLARY											
SPACE TYPE	PO-1	WS-1*	WS-2*	RECEPTION	WELLNESS ROOM	MULTI-PURPOSE / LUNCHROOM	CONFERENCE	COPY ROOMS	BREAK ROOMS	STORAGE ROOMS	DATA ROOM	IT ROOM	ELECTRIC ROOMS	SOUND ROOM	IDF ROOMS
PROGRAM QTY	40	174	35	1	1	1	7	-	[illegible]	2	[illegible]	1	6	4	-
ACTUAL PER PLAN QTY	42	208	30	1	1	3	6	1	2	5	-	1	2	4	2
QTY +/-	+2	+34	-5	-	-	[illegible]	-1	+1	+2	+1	-	-	+2	-	+2
PROGRAM S.F. EACH	150	64	36	200	64	1800	540	-	-	150	200	300	-	100	-
ACTUAL PER PLAN APPX. S.F. EACH	115 +/-	40	30	260	57	-	1910	115	571	413 total	-	280	148	347	370
ESF +/-	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	-1800	[illegible]	+115	+571	[illegible]	-	[illegible]	+148	[illegible]	+372

[illegible]

id studios

TRION WORLD

[illegible] VALLEY CENTRE DRIVE
SAN DIEGO, CA [illegible]

Description:
TEST FIT
FLOOR 2

Sheet No.
TF.1

EXHIBIT A-1

KILROY CENTRE DEL MAR

PROJECT SITE PLAN

EXHIBIT A-1

EXHIBIT B

KILROY CENTRE DEL MAR

WORK LETTER AGREEMENT

This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter Agreement to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 30 of the Office Lease to which this Work Letter Agreement is attached as Exhibit B and of which this Work Letter Agreement forms a part, and all references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 6 of this Work Letter Agreement.

ARTICLE 1

IMPROVEMENTS

Using Building standard materials, components and finishes, Landlord shall cause the installation and/or construction of the improvements in the Premises (the “Improvements”) pursuant to that certain space plan attached to this Lease as Exhibit A (the “Space Plan”). Other than as expressly contemplated by Section 3.1 below, Tenant shall make no changes, additions or modifications to the Improvements or the Space Plan or require the installation of any “Non-Conforming Improvements” (as that term is defined in Article 2, below), without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion” (as that term is defined in Section 5.1, below) of the Improvements or impose any additional costs. Notwithstanding the foregoing or any contrary provision of this Lease, all Improvements shall be deemed Landlord’s property under the terms of this Lease. Notwithstanding any provision to the contrary contained in this Work Letter Agreement, in no event shall the cost of the Improvements exceed a total amount equal to […***…] Dollars ($[…***…]) (i.e., […***…] Dollars ($[…***…]) per each of the rentable square feet of the Premises) (the “Landlord Contribution Amount”). All costs in excess of the Landlord Contribution Amount shall be paid to Landlord by Tenant in advance within five (5) days following Tenant’s receipt of a request therefor. All such funds provided by Tenant shall be disbursed by Landlord and exhausted prior to disbursement of the Landlord Contribution Amount. Notwithstanding any provision to the contrary contained in this Lease or this Work Letter, but except as expressly provided in Section 6.8 below, in no event shall the Landlord be obligated to pay (via the Landlord Contribution Amount or otherwise) for any moving costs or expenses or any costs or expenses associated with the purchase, installation, operation or maintenance of any furniture, fixtures, equipment, art, cabling, audio/visual equipment, access controls, security equipment and/or office signage.

***	Confidential Treatment Requested

EXHIBIT B

ARTICLE 2

OTHER IMPROVEMENTS; IMPROVEMENTS CHANGE

Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for the cost of any items not identified on the Space Plan and/or any items requiring other than Building standard materials, components or finishes (collectively, the “Non-Conforming Improvements”). In the event Tenant desires such Non-Conforming Improvements, Tenant shall deliver written notice (the “Change Notice”) of the same to Landlord, setting forth in detail the Non-Conforming Improvements (the “Improvements Change”). Landlord shall, following receipt of a Change Notice related to an Improvements Change, either (i) approve the Improvements Change, or (ii) disapprove the Improvements Change. In the event that Improvements Change is approved, and incorporated in the Final Working Drawings or the Improvements, any additional costs which arise in connection with any such Improvements Change shall be paid by Tenant to Landlord in cash, in advance, upon Landlord’s request (including but not limited to all costs incurred by Landlord in connection with its review of the Change Notice and any related documents) (all such costs shall collectively be referred to as the “Change Amount”). Any such amounts required to be paid by Tenant shall be disbursed by Landlord prior to any Landlord provided funds for the costs of construction of the Improvements. In the event Tenant fails to pay the Change Amount, then Landlord may, at its option, cease work in the Premises until such time as Landlord receives payment of such portion of the Change Amount (and such failure to deliver shall be treated as a Tenant Delay, as that term is defined in Section 5.2 below).

ARTICLE 3

CONSTRUCTION DRAWINGS,

3.1 Final Working Drawings. Within twenty (20) days following the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall cooperate and coordinate with the Landlord and any architect and/or engineers retained by Landlord in order to allow such parties to complete the architectural and engineering drawings for the Premises based on the Space Plan, and which drawings shall be consistent with, and a logical extension of, the Space Plan. The final architectural working drawings shall be in a form to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”).

3.2 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Improvements. Landlord shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building and other permits necessary to allow Landlord to commence and fully complete the construction of the Improvements; (the “Permits”). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the “Substantial Completion” of the Premises as that term is defined in Section 5.1 of this Work Letter Agreement, or otherwise materially increase the costs of the

Improvements (unless Tenant agrees to bear such increased cost). Any such foregoing cost increases shall also be deemed a component of the Change Amount.

3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Improvements the “Contractor”) relating to the Improvements, and Tenant hereby waives all claims against Landlord relating to or arising out of the design and construction of the Improvements and/or Non-Conforming Improvements.

ARTICLE 4

TENANT’S AGENTS

Tenant hereby protects, defends, indemnifies and holds Landlord harmless for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect and/or any separate contractors, subcontractors or consultants on the Premises or in the Building.

ARTICLE 5

COMPLETION OF THE IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Improvements. For purposes of this Lease, “Substantial Completion” of the Improvements shall occur upon the completion of construction of the Improvements, with the exception of any punch list items, which punch list items will be completed as soon as reasonably possible. The server room must be fully operational for the Premises to be deemed “Ready for Occupancy”.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in Article 2 of the Lease and Section 5.1 of this Work Letter Agreement, above. If there shall be a delay or there are delays in the Substantial Completion of the Improvements or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 2 of the Lease, as a direct, indirect, partial, or total result of:

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Work Letter Agreement or the Lease;

5.2.3 Tenant’s request for changes in the Improvements;

5.2.4 Any Non-Conforming Improvements;

5.2.5 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of

Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s Building standards;

5.2.6 Any failure by Tenant to pay for in cash in advance any costs for Non-Conforming Improvements;

5.2.7 Changes to the base, shell and core work of the Building required by the Improvements or

52.8 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter Agreement and regardless of the actual date of the Substantial Completion of the Improvements, the Substantial Completion of the Improvements shall be deemed to be the date the Substantial Completion of the Improvements would have occurred if no Tenant delay or delays, as set forth above, had occurred.

ARTICLE 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with the construction of the Improvements, Tenant shall have reasonable access to the Premises prior to the Substantial Completion of the Improvements for the sole purpose of Tenant installing equipment, furniture, or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Tenant’s Representative. Tenant has designated Nick Beliaeff as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter Agreement is nick@trionworlds.com), who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.3 Landlord’s Representative. Landlord has designated Mr. Jake Brehm as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter Agreement is jbrehm@kilroyrealty.com), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

6.4 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the master labor agreements existing between trade unions and the Southern California Chapter of the Associated General Contractors of America.

6.5 Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, if any default by Tenant under the Lease or this Work Letter Agreement (including, without limitation, any failure by Tenant to fund in advance the costs for any Non-Conforming Improvements) occurs, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the cessation of construction of the Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

6.7 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Work Letter Agreement via electronic mail to Tenant’s representative identified in Section 6.1 of this Work Letter Agreement, or by any of the other means identified in Section 29.18 of this Lease.

6.8 Data Cabling/Moving Allowance (Remaining Unused Landlord Contribution Amount). As set forth in Section 6.1 above, Tenant shall have the right to install voice, data and other information technology (“IT”) cabling (“Data Cabling”), at its sole cost and expense (but subject to the following terms of this Section 6.8), and incur, at its sole cost and expense (but subject to the following terms of this Section 6.8), reasonable out-of-pocket moving costs in connection with its relocation from the CVCC Premises to the Premises (the “Moving Costs”). All such Data Cabling shall be installed in the Premises subject to the terms and conditions of Article 8 of the Lease. Notwithstanding the foregoing, following the Substantial Completion of the Improvements (and the disbursement of the Landlord Contribution Amount in connection with the completion of the Improvements (which disbursements shall include, but not be limited to, those related to the performance of punch-list items pertaining to the Improvements)), Tenant shall be entitled to a one-time disbursement of any then-remaining (i.e., after the Improvements’ have been fully paid for) portion of the Landlord Contribution Amount not to exceed a total of […***…] Dollars per each rentable square foot of the Premises (i.e., up to a total of […***…] Dollars ($[…***…])) (which remaining portion of the Landlord Contribution Amount (if any) shall be referred to herein as the “Data Cabling/Moving Allowance”) for costs relating to the design and installation of Tenant’s Data Cabling and Tenant’s Moving Costs. In no event shall any of the Data Cabling/Moving Allowance be used to pay for Tenant’s furniture or other items of personal property. The Data Cabling/Moving Allowance will be disbursed by Landlord in accordance with Landlord’s standard disbursement procedures, including, without limitation, following Landlord’s receipt of (i) evidence (i.e., invoices or other documentation reasonably satisfactory to Landlord) of payment for the Data Cabling and/or Moving Costs, and (ii) fully executed, unconditional lien

***	Confidential Treatment Requested

releases from all contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant in connection with the Data Cabling. In no event shall Landlord be obligated to disburse any portion of the Data Cabling/Moving Allowance subsequent to December 31, 2013, nor shall Landlord be obligated to disburse any amount in excess of the Data Cabling/Moving Allowance in connection with the installation of the Data Cabling and/or the reimbursement for Moving Costs. No portion of the Data Cabling/Moving Allowance, if any, remaining after the installation of the Data Cabling/payment of Moving Costs shall be available for use by Tenant (except as set forth in Section 6.9 below).

6.9 Tenant’s Construction Consultant. Tenant may, at Tenant’s option, elect to retain a construction consultant to assist Tenant in connection with the construction of the Improvements pursuant to the terms of this Work Letter (the “Construction Consultant”), at its sole cost and expense (but subject to the following terms of this Section 6.9). Any and all costs associated with Tenant’s retention of the Construction Consultant shall be referred to herein as the “Construction Consultant Costs.” Notwithstanding the foregoing, following the Substantial Completion of the Improvements (and the disbursement of the Landlord Contribution Amount in connection with the completion of the Improvements (which disbursements shall include, but not be limited to, those related to the performance of punch-list items pertaining to the Improvements) and the disbursement of the Data Cabling/Moving Allowance (if any)), Tenant shall be entitled to a one-time disbursement of any then-remaining (i.e., after the Improvements, the Data Cabling and the Moving Costs have been fully paid for pursuant to the terms of this Work Letter) portion of the Landlord Contribution Amount not to exceed a total of […***…] ([…***…]%) of the hard costs incurred by Landlord in constructing the Improvement pursuant to the terms hereof (which remaining portion of the Landlord Contribution Amount (if any) following the disbursement of any Data Cabling/Moving Allowance shall be referred to herein as the “Construction Consultant Allowance”) for the Construction Consultant Costs. In no event shall any of the Construction Consultant Allowance be used to pay for Tenant’s furniture or other items of personal property. The Construction Consultant Allowance will be disbursed by Landlord in accordance with Landlord’s standard disbursement procedures, including, without limitation, following Landlord’s receipt of evidence (i.e., invoices or other documentation reasonably satisfactory to Landlord) of payment for the Construction Consultant Costs. In no event shall Landlord be obligated to disburse any portion of the Construction Consultant Allowance subsequent to December 31, 2013, nor shall Landlord be obligated to disburse any amount in excess of the Construction Consultant Allowance in connection with the reimbursement of Construction Consultant Costs. No portion of the Construction Consultant Allowance, if any, remaining after the payment of the Construction Consultant Costs shall be available for use by Tenant.

***	Confidential Treatment Requested

EXHIBIT C

KILROY CENTRE DEL MAR

FORM OF NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 201 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

EXHIBIT C

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is %.

“Landlord”:

KILROY REALTY, L.P.,

a Delaware limited partnership

By:

Its:

Agreed to and Accepted
as of , 201 .

“Tenant”:

a

By:

Its:

EXHIBIT C

EXHIBIT D

KILROY CENTRE DEL MAR

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Diego, California area Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in

EXHIBIT D

and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent (except for standard picture hanging). Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of

EXHIBIT D

noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products within the Building or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and

EXHIBIT D

elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord:

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with applicable “NO-SMOKING” ordinances and all related, similar or successor ordinances, rules, regulations or codes. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays. Furthermore, in

EXHIBIT D

no event shall Tenant, its employees or agents smoke tobacco products or other substances within any interior areas of the Project or within seventy-five feet (75’) of any entrance into the Building or into any other Project building.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such

EXHIBIT D

Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

EXHIBIT E

KILROY CENTRE DEL MAR

FORM OF TENANT’S ESTOPPEL CERTIFICATE’

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 201     by and between                  as Landlord, and the undersigned as Tenant, for Premises on the                  floor(s) of the office building located at                 ,                 , California             , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on             , and the Lease Term expires on             , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                 .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $            .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

EXHIBIT E

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                  on the          day of                 , 201    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E

EXHIBIT F

KILROY CENTRE DEL MAR

RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

RECORDING REQUESTED BY

AND WHEN RECRODED RETURN TO:

ALLEN MATKINS LECK GAMBLE

MALORY & NATSIS LLP

1901 Avenue of the Stars, 18th Floor

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the     day of                 , 201    , by and between                 (“Landlord”), and                 (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Lease Agreement dated                 , 201    (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately                 (    ) acres of real property located in the City of                 , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated                 , 201    , in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

EXHIBIT F

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the state of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

EXHIBIT F

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT F

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,
a

By:
Its:

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT F

EXHIBIT G

KILROY CENTRE DEL MAR

INTENTIONALLY OMITTED

EXHIBIT G

EXHIBIT H

KILROY CENTRE DEL MAR

FORM OF LETTER OF CREDIT

**PROFORMA WORDING**FOR DISCUSSION ONLY** PLEASE REVIEW CAREFULLY***the verbiage below are only suggestions. If you agree to utilize such suggestive language it will be your sole decision. As a result of which you agree to hold harmless COMERICA BANK from or against all liabilities, including principal, interest, fines, damages, costs and expenses, incurred by or imposed on COMERICA BANK in connection with your use of such suggested verbiage.

WORDING APPROVED, (APPLICANT).:	DATE:

FAX NO: (310) 297-2890 SWIFT: MNBDUS6S LAX	COMERICA BANK INTERNATIONAL TRADE SERVICES 2321 ROSECRANS AVE., 5TH FL. EL SEGUNDO, CA. 90245

DATE OF ISSUE: MMDDYYYY

BENEFICIARY:

Complete Name and Address)

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.] IN YOUR FAVOR, FOR ACCOUNT OF (APPLICANT’S COMPLETE NAME AND ADDRESS) FOR A SUM NOT EXCEEDING USD             (Amount in Words AND 00/100’S U.S. DOLLARS) AVAILABLE BY YOUR DRAFT(S) AT SIGHT DRAWN ON COMERICA BANK, (IN THE FORM ATTACHED HERETO AS ANNEX A) WHEN ACCOMPANIED BY:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2. BENEFICIARY’S STATEMENT ON ITS LETTERHEAD DATED AND SIGNED BY AN OFFICER OR A DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, INDICATING NAME AND TITLE OF THE SIGNER AND WITH ONE OF THE FOLLOWING ALTERNATIVE WORDINGS:

(1) THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW) OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD             IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.

OR

(2) THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                 AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASED DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.

OR

EXHIBIT H

(3) THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO,                 AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED, [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.

OR

(4) THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.                 AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.

SPECIAL CONDITIONS:

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST (60) SIXTY DAYS PRIOR TO THE CURRENT EXPIRATION DATE WE SEND YOU NOTICE BY COURIER THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. UPON RECEIPT OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR SIGHT DRAFT(S) DRAWN ON US AND YOUR SIGNED STATEMENT READING AS FOLLOWS: “WE CERTIFY THAT THIS DRAWING REPRESENTS FUNDS DUE US AS A RESULT OF OUR HAVING RECEIVED NOTIFICATION FROM COMERICA BANK OF ITS INTENTION NOT TO EXTEND STANDBY LETTER OF CREDIT NO. [INSERT L/C NO]. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF MM/DD/YYYY.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

ALL DRAFTS DRAWN UNDER THIS CREDIT MUST BE MARKED “DRAWN UNDER COMERICA BANK’S LETTER OF CREDIT NO. [INSERT L/C NO.]”.

ALL DOCUMENTS MUST BE PRESENTED TO US IN ONE LOT VIA COURIER SERVICE TO: COMERICA BANK INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FL., EL SEGUNDO, CA 90245, ATTN: STANDBY LETTER OF CREDIT TEAM 44.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590) (1998 VERSION AND ANY SUBSEQUENT REVISIONS).

WE ENGAGE WITH YOU THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED ON DELIVERY OF THE DOCUMENTS AS SPECIFIED IF PRESENTED AT THIS OFFICE (IDENTIFIED HEREINABOVE) ON OR BEFORE 3:00PM,                 OR ANY AUTOMATICALLY EXTENDED DATE.

EXHIBIT H

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY’ SUBSTITUTED’ THEREFOR.

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO COMERICA BANK UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO COMERICA BANK UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY, OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

Authorized Signature COMERICA BANK

[PLEASE ADD AN ANNEX B REGARDING FORM OF TRANSFER]

EXHIBIT H

ANNEX A

SIGHT DRAFT

DATE:	REF. NO.
ARTICLE 31 AT SIGHT PAY TO THE ORDER OF US$ US DOLLARS “DRAWN UNDER COMERICA BANK, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. DATED , 2008”
TO: COMERICA BANK 2321 ROSECRANS AVE., 5TH FL EL SEGUNDO, CA 90245	(INSERT NAME OF BENEFICIARY)

AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT:

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: YOUR REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: BENEFICIARY’S NAME

4	US$: AMOUNT OF DRAWING IN FIGURES.

5	US DOLLARS: AMOUNT OF DRAWING IN WORDS

6.	LETTER OF CREDIT NUMBER: OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY’S NAME SHOULD BE PRINTED AT THE BACK OF THE SIGHT DRAFT WITH ENDORSEMENT.

EXHIBIT H

ANNEX B

FORM OF TRANSFER

[PLEASE PROVIDE]

EXHIBIT H

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

EXHIBIT C

FURNITURE LIST

1	Lot of HON systems furniture
2	Maple laminate	24x30 return shell	2
3	Maple laminate	24x36 return shell	9
4	Maple laminate	24x42 return shell	12
5	Maple laminate	24x48 return shell	1
6	Maple laminate	30x48 return shell	2
7	Maple laminate	30x60 desk shell	21
8	Maple laminate	30x66 desk shell	50
9	Cherry	30x66 desk shell	2
10	Maple laminate	36x72 bow front desk	2
11	Maple laminate	36x72 desk shell	1
12	Maple laminate	36x24x66 curved shell	6
13	Maple laminate	36 wide/2 high storage cabinet	1
14	Maple laminate	14x47 4 opening bookcase	17
15	Maple laminate	14x47 tall bookcase	1
16	Metal – misc colors	Rolling BBF peds	20
17	Mesh task chair	Black	10
18	Mahogany/Maple	42” round table	4
19	Mahogany	48” round table	1
20	Mahogany	72x36 racetrack table	1
21	Mahogany	42x96 table	1
22	Mahogany	42x96 table	1
23	Mahogany	48x120 table	1
24	Mahogany	54x216 table	1
25	Mahogany	48x144 table	2
26	Mahogany Laminate	60” round table	1
27	Brown wood/glass	60”x60”x60” Triangular table	1
28	Chairs to match table	Fabric/wood	4
29	White refrigerator		1
30	JMG Security Panel
31	Altronix Panel
32	HP Color Laserjet printer		5
33	1 lot – server room racks and data cable patch panels, liebert APM power system & associated installation

C-1

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

C-2

3611 Valley Centre Drive San Diego, CA	ACADIA Pharmaceuticals Inc.

EXHIBIT D

INITIAL ALTERATIONS

D-1